Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

dated as of January 27, 2022

by and among

FSQ THE PALMS AT FORT MYERS LLC,

FSQ VILLA AT RIVERWOOD LLC,

FIVE STAR QUALITY CARE-NJ, LLC,

FIVE STAR QUALITY CARE – OBX OWNER, LLC,

FIVE STAR QUALITY CARE – OBX OPERATOR, LLC,

FIVE STAR COVINGTON LLC,

MORNINGSIDE OF CONCORD, LLC,

MORNINGSIDE OF GREENSBORO, LLC,

MORNINGSIDE OF ALABAMA, L.P.,

MORNINGSIDE OF SPRINGFIELD, LLC, and

MORNINGSIDE OF DECATUR, L.P.,

each as Borrower and collectively as Borrowers

and

MIDCAP FUNDING VIII TRUST,

as Agent

and

THE LENDERS

FROM TIME TO TIME PARTY HERETO

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CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of January 27, 2022 by and among FSQ THE PALMS AT FORT MYERS LLC, a Maryland limited liability company, FSQ VILLA AT RIVERWOOD LLC, a Maryland limited liability company, FIVE STAR QUALITY CARE-NJ, LLC, a Maryland limited liability company, FIVE STAR QUALITY CARE – OBX OWNER, LLC, a Maryland limited liability company, FIVE STAR QUALITY CARE – OBX OPERATOR, LLC, a Maryland limited liability company, FIVE STAR COVINGTON LLC, a Delaware limited liability company, MORNINGSIDE OF CONCORD, LLC, a Delaware limited liability company, MORNINGSIDE OF GREENSBORO, LLC, a Delaware limited liability company, MORNINGSIDE OF ALABAMA, L.P., a Delaware limited partnership, MORNINGSIDE OF SPRINGFIELD, LLC, a Delaware limited liability company, MORNINGSIDE OF DECATUR, L.P., a Delaware limited partnership and any additional borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”), MIDCAP FUNDING VIII TRUST, a Delaware statutory trust, individually as a Lender, and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.

RECITALS

Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agent agree as follows:

Article 1 – DEFINITIONS

Section 1.1      Certain Defined Terms. The following terms have the following meanings:

“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), rights, remedies, guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that such rate shall not at any time be less than the Floor.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles). As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Credit Parties” means FIVE STAR SENIOR REHABILITATION AND WELLNESS SERVICES, LLC, a Maryland limited liability company doing business as Ageility Physical Therapy Solutions, FIVE STAR QUALITY CARE – NS OPERATOR, LLC, a Maryland limited liability company, FIVE STAR QUALITY CARE – NS OWNER, LLC, a Maryland limited liability company, FIVE STAR QUALITY CARE-IN, LLC, a Maryland limited liability company, FVE EC LLC, a Maryland limited liability company, and FVE MW LLC, a Maryland limited liability company.

“Agent” means MCF, in its capacity as administrative agent for itself and for Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 13, and the successors and assigns of MCF in such capacity.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Margin” means 4.50%.

“Available Tenor” means, as of any date of determination with respect to the then-current Benchmark, (a) if the such Benchmark is Adjusted Term SOFR, a tenor of 30 days, (b) if such Benchmark is a term rate other than Adjusted Term SOFR, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (c) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” or similar term pursuant to Section 2.2(a)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statutes thereto.

“Base Rate” means a per annum rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided that Agent may, upon prior written notice to, and in consultation with, Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate to the extent such comparable index is used by Agent in its other similarly situated loans.

“Base Rate Loans” means any Loans that bear interest by reference to the Base Rate.

“Benchmark” means, initially, Adjusted Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Adjusted Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2(a)(iii).

“Benchmark Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including (a) changes to the definition of “Business Day” or other definitions, (b) the addition of concepts such as “interest period”, (c) changes to timing and/or frequency of determining rates, making interest payments, giving borrowing requests, prepayment, conversion or continuation notices, or length of lookback periods, (d) the applicability of Section 2.2(b) (Compensation for Losses) and (e) other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of Adjusted Term SOFR or such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no such market practice exists, in such other manner as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents consistent with similarly situated loans administered by Agent, if applicable).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent in its commercially reasonable discretion and in consultation with Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for the applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent in its commercially reasonable discretion and in consultation with Borrowers giving due consideration to any selection or recommendation by the Relevant Governmental Body, or any evolving or then-prevailing market convention at such time, for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such type of replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the applicable Available Tenor of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) even if the applicable Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the then-current Available Tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the then-current Available Tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the then-current Available Tenor of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(a)(iii) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(a)(iii).

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b)  owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c)  with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d)  that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e)  that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Borrower” and “Borrowers” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns.

“Borrower Representative” means Five Star Covington LLC, a Delaware limited liability company, in its capacity as Borrower Representative pursuant to the provisions of Section 2.7, or any successor Borrower Representative selected by Borrowers and approved by Agent.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Boston, Massachusetts, Washington, D.C. and New York City are authorized by law to close; provided, however, that when used in the context of a SOFR Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day.

“Capital Replacement Reserve” has the meaning set forth in Section 2.4(d).

“Casualty Proceeds” has the meaning set forth in Section 9.3(b).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change in Control” means any of the following: (a) any direct pledge, assignment or hypothecation of or Lien or encumbrance on any of the legal or beneficial equity interests in any Borrower other than any pledge made to secure the Obligations; (b) any Person, either individually or acting in concert with one or more other Persons, shall beneficially own and control more than 20% of the total voting power (without regard to the occurrence of any contingency) represented by the issued and outstanding capital stock or equity interests of Parent (except for Diversified Healthcare Trust’s (US Nasdaq ticker symbol: DHC) ownership interest in Parent as of the Closing Date); (c) Diversified Healthcare Trust (US Nasdaq ticker symbol: DHC) sells or otherwise transfers 50% or more of its ownership interest (determined as of the Closing Date) in Parent; (d) Parent shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of any Borrower; or (e) if Parent fails to be registered with the SEC as a publicly traded company on a national securities exchange. As used in clause (b) of this definition, the term “beneficially own” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

“Closed Period” has the meaning set forth in Section 2.2(d).

“Closing Date” means the date of this Agreement.

“CMS” means the federal Centers for Medicare and Medicaid Services (formerly the federal Health Care Financing Administration), and any successor Governmental Authority.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the Personal Property described in Article 10 of this Agreement.

“Commitment Annex” means Annex A to this Agreement.

“Commitment Expiry Date” means the date that is the third (3) year anniversary of the Closing Date, subject to the Extension Option set forth in Section 2.1(c) below.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

“CON” means any certificate of need or similar license which determines that there is a need for a healthcare facility at a particular location or within a certain geographic region.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Interest Rate Cap Agreement, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

“Control Agreement” has the meaning set forth in Section 5.14.

“Controlled Group” means all members of any group of companies and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Credit Exposure” means any period of time during which any portion of the Loan Commitment is outstanding or any Obligation remains unpaid or outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted with respect thereto that would have a Material Adverse Effect.

“Credit Party” means any Guarantor under a Guarantee of the Obligations or any part thereof, any Borrower and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes and, as of any date, continues to be obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document pursuant and subject to the terms thereof; and “Credit Parties” means all such Persons, collectively.

“Crowdfunding” means any offer or sale of equity or debt securities of a Person that is conducted or proposed to be conducted via the internet or through the use of other general solicitation or advertising of the investment opportunity to prospective investors by the issuer of such securities or an online or other funding portal in a transaction or series of transactions intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, including but not limited to pursuant to the exemptions provided by Section 4(a)(6) thereof or Rule 506(c) promulgated thereunder, any other similar state securities law, or any similar transaction.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (i) all Debt of others Guaranteed by such Person; (j) off-balance sheet liabilities and/or pension plan liabilities; and (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of Borrowers shall include the Loan.

“Debt Service” has the meaning set forth in Section 6.1.

“Debt Service Coverage Ratio” has the meaning set forth in Section 6.1.

“Debt Yield Percentage” has the meaning set forth in Section 6.1.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Interest Rate” has the meaning set forth in Section 11.4.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.

“Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person, or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any management fees, salaries, compensation or other fees or payments to an Affiliate of a Borrower, including, without limitation, any Related Party Fees, (d) any lease or rental payments to an Affiliate of a Borrower, or (e) repayments of Debt held by any Person holding an equity interest in a Borrower or an Affiliate of a Borrower, unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness.

“Dollars” or “$” means the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Assessments” means the phase I environmental site assessments delivered to Agent prior to the Closing Date.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other binding governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Borrower or the Project and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

“Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Borrower or any other Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 11.1.

“Erroneous Payment” has the meaning specified therefor in Section 14.21.

“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 14.21.

“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 14.21.

“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 14.21.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excess Cash Flow” has the meaning set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exclusivity Period” has the meaning set forth in Section 4.11.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Borrower not in the Ordinary Course of Business (and not consisting of proceeds described in any of clauses (A) and/or (C) of Section 2.1(b)(ii)), including, without limitation, purchase price and other monetary adjustments made pursuant to any acquisition document, escrow, reserve and/or indemnification payments made pursuant to any acquisition document (other than such indemnification payments to the extent that the amounts so received are applied by a Borrower for the purpose of replacing, repairing or restoring any assets or properties of a Borrower, or satisfying the condition giving rise to the claim for indemnification or otherwise covering any out-of-pocket expenses incurred by any Borrower in obtaining such payments).

“Fee Letter” means that certain letter agreement between Agent and Borrowers relating to fees payable to Agent, for its own account, in connection with the execution of this Agreement.

“FF&E” means personal property delivered upon, attached to, used or required to be used in connection with the operation of any Project.

“Financing Documents” means this Agreement, any Notes, the Security Documents, any Fee Letter, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Financing Transaction” has the meaning set forth in Section 4.11.

“Five Star – Anderson, South Carolina IL Project” means the 101-unit independent living facility located at 3501 North Highway 81, Anderson, South Carolina and commonly known as The Legacy of Anderson.

“Five Star – Auburn, Alabama Project” means the 42-unit assisted living facility located at 871 Twin Forks Avenue, Auburn, Alabama and commonly known as Morningside of Auburn.

“Five Star – Charlotte, North Carolina Project” means the 116-unit assisted living and memory care facility located at 11230 Ballantyne Trace Court, Charlotte, North Carolina and commonly known as Legacy Heights Senior Living Community.

“Five Star – Decatur, Alabama Project” means the 49-unit assisted living facility located at 2115 Point Mallard Drive SE, Decatur, Alabama and commonly known as Morningside of Decatur.

“Five Star – Florissant, Missouri Project” means the 111-unit independent living facility located at 1 One Pratt Place, Florissant, Missouri and commonly known as The Villa at Riverwood.

“Five Star – Fort Myers, Florida Project” means the 218-unit independent living, assisted living and memory care facility located at 2674 Winkler Avenue, Fort Myers, Florida and commonly known as The Palms Fort Myers.

“Five Star – Fort Wayne, Indiana Project” means the 154-unit independent and assisted living facility located at 2601 Covington Commons Drive, Fort Wayne, Indiana and commonly known as Five Star Residences of Fort Wayne.

“Five Star – Greensboro, North Carolina Carriage House Project” means the 98-unit assisted living and memory care facility located at 3896 North Elm Street, Greensboro, North Carolina and commonly known as Carriage House Senior Living Community.

“Five Star – Greensboro, North Carolina Irving Park Project” means the 91-unit assisted living and memory care facility located at 3200 North Elm Street, North Carolina and commonly known as Morningview at Irving Park.

“Five Star – Noblesville, Indiana Project” means the 151-unit independent living, assisted living and memory care facility located at 7235 Riverwalk Way North, Noblesville, Indiana and commonly known as Five Star Residences of Noblesville.

“Five Star – Pinehurst, North Carolina Project” means the 77-unit assisted living and memory care facility located at 190 Fox Hollow Road, Pinehurst, North Carolina and commonly known as Fox Hollow Senior Living Community.

“Five Star – Springfield, Tennessee Project” means the 54-unit independent and assisted living facility located at 205 Westgate Drive, Springfield, Tennessee and commonly known as Morningside of Springfield.

“Five Star – Voorhees, New Jersey Project” means the 104-unit assisted living facility located at 501 Laurel Oak Road, Voorhees, New Jersey and commonly known as Voorhees Senior Living.

“Five Star – Winston Salem, North Carolina Project” means the 111-unit assisted living and memory care facility located at 2500 Polo Ridge Court, Winston-Salem, North Carolina and commonly known as Forest Heights Senior Living Community.

“Floor” means a rate of interest equal to 0.50%.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“GSE” means Fannie Mae, Freddie Mac and the Federal Housing Administration or successor agency or programs.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and the term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent and any other Person that has executed or delivered, or shall in the future execute and deliver, any Guarantee of any portion of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Project is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination in excess of amounts permitted under applicable Law (whether now existing or hereafter occurring in violation of Environmental Laws) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Healthcare Laws” means all applicable Laws relating to the operation of independent living, assisted living, memory care or other senior housing facilities, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, but solely to the extent applicable to a Project or the services provided at a Project, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), (b) TRICARE, (c) HIPAA, (d) Medicare, (e) Medicaid, (f) the Patient Protection and Affordable Care Act (P.L. 111-148), (g) The Health Care and Education Reconciliation Act of 2010 (P.L. 111-152), (h) quality and safety standards and requirements of all applicable state laws or regulatory bodies, (i) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued, and (j) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (j) as may be amended from time to time.

“Healthcare Permit” means a Permit (a) issued or required under Healthcare Laws applicable to the business of any Borrower or Operator at any Project, and/or (b) issued or required under Healthcare Laws applicable to the ownership, leasing and/or operation of a Project.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“HIPAA Compliant” means that the applicable Person is in material compliance with HIPAA, and is not and could not reasonably be expected to become the subject of any material civil or criminal penalty, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any Governmental Authority) that could result in any of the foregoing or that could reasonably be expected to have a Material Adverse Effect on such Person’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by such Person of the provisions of HIPAA.

“HUD” means the United States Department of Housing and Urban Development.

“Indemnitees” has the meaning set forth in Section 14.14(c).

“Insurance Premiums” has the meaning set forth in Section 2.4(c).

“Interest Period” means the period from the Closing Date until (but not including) the first Business Day of the following calendar month, and (ii) each period thereafter from (and including) the first (1st) Business Day of each calendar month until (but not including) the first Business Day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Commitment Expiry Date shall end on the Commitment Expiry Date.

“Interest Rate Cap Agreement” means an interest rate cap, interest rate corridor or similar agreement, which is obtained by Borrower for the Loan to provide protection against fluctuations in the applicable interest rate, but only to the extent Agent provides its prior written consent to the entry into such agreement.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Healthcare Laws and Environmental Laws.

“Leases” means the singular or collective reference to leases, subleases or other arrangements for occupancy of space within any Project or any part thereof now existing or hereafter executed, including, without limitation, all Operating Leases; provided, however, that use of the term “Leases” in any Security Document shall include Resident Agreements even if Resident Agreements are, under applicable Laws, not governed as creating a landlord-tenant relationship (the intent being that Agent shall have, as part of the Security Documents, a lien upon and collateral assignment of all Leases and Resident Agreements).

“Lender” means each of (a) MCF, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 13.17(a), and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset; provided that in no event will a Lease be deemed to constitute a Lien. For the purposes of this Agreement and the other Financing Documents, any Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan” has the meaning set forth in Section 2.1(a).

“Loan Account” has the meaning set forth in Section 2.5(b).

“Loan Commitment” means the sum of each Lender’s Loan Commitment Amount as set forth in Annex A to this Agreement.

“Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on Annex A to this Agreement under the column “Loan Commitment Percentage”, and (b) on any date following the Closing Date, the percentage equal to the principal amount of the Loan held by such Lender on such date divided by the aggregate principal amount of the Loan on such date.

“Management Agreement” has the meaning set forth in Section 8.2(c).

“Manager” has the meaning set forth in Section 8.2(c).

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related taken as a whole, (a) a material adverse change in, or a material adverse effect upon, any of (i) the material assets and properties of the Credit Parties (taken as a whole), (ii) the rights and remedies of Agent or Lenders under any Financing Document, or the ability of the Credit Parties (taken as a whole) to perform any of their material obligations under any Financing Document to which they are a party, (iii) the legality, validity or enforceability of any Financing Document, (iv) the existence, perfection or priority of any security interest granted in any Financing Document (other than (x) any security interest in de minimis items of Collateral or (y) as a result of any action or inaction of Agent or the Lenders provided that such action or inaction is not caused by any Credit Party’s failure to comply with the terms of the Financing Documents), (v) the value of the Projects and any other material Collateral (taken as a whole), (vi) if a Governmental Authority prohibits any Borrower’s or Operator’s ability to accept, admit and/or retain patients or residents, as applicable, at a Project which is not industry wide; or (b) the imposition of a fine against or the creation of any liability of any Borrower or Operator to any Governmental Authority under any Healthcare Law in excess of $1,000,000.00 in the aggregate (after all applicable notice and cure rights). Borrowers, Agent and Lenders hereby acknowledge and agree that the existence of the COVID-19 (including, but not limited to, any resurgence or re-occurrence of the COVID-19 pandemic) and any variant thereof (1) has been disclosed to Borrowers, Agent and Lenders, and (2), except for purposes of Section 2.1(a)(ii), Section 2.1(a)(iii) and Section 2.1(c), for which COVID-19 may be taken into consideration if applicable at such time, shall not constitute the sole basis of a Material Adverse Effect.

“Material Contracts” has the meaning set forth in Section 3.17.

“Maximum Lawful Rate” has the meaning set forth in Section 2.6.

“MCF” means MidCap Funding VIII Trust, and its successors and assigns.

“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

“Minor Alterations” means any alterations of a cosmetic nature such as carpet, paint, or decorations and any other improvements or alterations for remodeling or reconfiguration of a Project provided the cost of any remodeling or reconfiguration project does not exceed $50,000 per Project per calendar year.

“Minor Lease” means any Lease for less than 2,500 square feet of space in any Project for a term not more than one (1) year for a tenant that will provide services to Residents of a Project, which Lease is otherwise on market terms as reasonably determined by the applicable Borrower, Operator or Manager and subordinate by its terms to the Lien of any Security Document.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Borrower or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Non-Excluded Taxes” has the meaning set forth in Section 2.8(a).

“Note” and/or “Notes” has the meaning set forth in Section 2.3.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including, without limitation, the payment of interest and other amounts arising after the commencement of any case with respect to any Credit Party under the Bankruptcy Code or any similar statute which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Expenses” has the meaning set forth in Section 6.1.

“Operating Lease” means, to the extent applicable, any lease of any Project to an Operator entity, and all amendments thereto and extensions thereof, as has been previously approved by Agent as required hereunder. As of the date hereof, all Operating Leases currently in effect have been approved by Agent.

“Operative Documents” means the Financing Documents, any Operating Leases, Management Agreements, and the Subordinated Debt Documents and excluding any Resident Agreements.

“Operator” means the singular or collective (as the context requires) reference to the following Persons: (a) any Borrower or any Affiliate that is properly licensed to operate and is operating a Project, (b) any Person with whom a Borrower or any Affiliate has contracted for management for a Project, and/or (c) any Person to whom a Borrower has leased a Project pursuant to an Operating Lease.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party consistent with Borrowers’ past practices.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Parent” means AlerisLife Inc., a Maryland corporation (f/k/a Five Star Senior Living Inc.).

“Participant Register” has the meaning set forth in Section 13.17(a)(iii).

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower Representative.

“Payment Notification” means a written notification substantially in the form of Exhibit C hereto.

“Payment Recipient” has the meaning specified therefor in Section 14.21 of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permits” means all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, certificates, franchises, qualifications, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted, including, without limitation, Healthcare Permits.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Borrower or its subsidiaries to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party; provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) during the pendency of such contest, Borrowers’ and its Subsidiaries’ title to, and its right to use, the Collateral is not materially and adversely affected thereby and Agent’s Lien and priority on the Collateral are not materially and adversely affected, altered or impaired thereby; (c) Borrowers have given prior written notice to Agent of a Borrower’s or its subsidiaries’ intent to so contest the obligation; (d) in the case of real estate taxes in excess of $100,000 or assessments or mechanic’s, workmen’s, materialmen’s or other like Liens, Borrowers have obtained an endorsement, in form and substance satisfactory to Agent, to the loan policy of title insurance issued to Agent insuring over any Lien created by such obligation, or Borrowers have deposited with Agent a bond or other security satisfactory to Agent, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such obligation or charge (and if such security is cash, Agent may, but shall not be obligated to, deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement, but Agent (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Agent); (e) the Collateral or any part thereof or any interest therein shall not be in any material danger of being sold, forfeited or lost by reason of such contest by Borrowers or its Subsidiaries; (f) Borrowers have given Agent notice of the commencement of such contest and upon request by Agent, from time to time, notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of this definition; and (g) upon a final determination of such contest, Borrowers and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means (a) Contingent Obligations arising in respect of the Debt under the Financing Documents; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other material change in terms adverse to the Lenders); (d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $100,000 in the aggregate at any time outstanding; (e) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies; (f) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 5.6; (g) Contingent Obligations existing or arising under an Interest Rate Cap Agreement, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; and (h) other Contingent Obligations not permitted by clauses (a) through (g) above, not to exceed $100,000 in the aggregate for any Property at any time outstanding.

“Permitted Indebtedness” means (a) Borrower’s Debt to Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $250,000 in the aggregate at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) Debt, if any, arising under Interest Rate Cap Agreements; (f) Debt constituting financed insurance premiums (if maintaining insurance is not the obligation of an Operator not a party to this Agreement); (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (h) Subordinated Debt; and (i) Debt not permitted under clauses (a) – (h) above not to exceed $100,000 in the aggregate for any Project at any time outstanding.

“Permitted Investments” means investments in such subsidiaries as may be permitted in writing by Agent in its discretion from time to time.

“Permitted Liens” means: (a) to the extent Borrower has employees, deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to a Borrower’s employees, if any; (b) deposits or pledges of cash to statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) mechanic’s, workmen’s, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral for sums not exceeding $100,000.00 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) those matters that are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Agent insuring the lien of the Security Documents; (g) Liens and encumbrances in favor of Agent under the Financing Documents; and (h) encumbrances consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which a Borrower is a party, and other minor liens or encumbrances none of which in the reasonable opinion of the Borrower interferes materially with the use of a Project, affected in the ordinary conduct of the business of a Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of a Borrower or a Project.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Prepayment Fee” has the meaning set forth in Section 2.2(d).

“Project” means each facility owned by a Borrower from which any Person furnishes goods or services, and includes, without limitation, any business location of a Borrower which is subject to one or more Healthcare Permits. “Project” also means the singular reference to each respective portion of the Collateral consisting of the land, improvements and all other real and personal property encumbered by the lien of each respective mortgage, deed of trust, deed to secure debt or similar Security Document constituting a part of the Financing Documents. As of the Closing Date, the Projects consist of the Five Star – Anderson, South Carolina IL Project, Five Star – Auburn, Alabama Project, Five Star – Charlotte, North Carolina Project, Five Star – Decatur, Alabama Project, Five Star – Florissant, Missouri Project, Five Star – Fort Myers, Florida Project, Five Star – Fort Wayne, Indiana Project, Five Star – Greensboro, North Carolina Carriage House Project, Five Star – Greensboro, North Carolina Irving Park Project, Five Star – Noblesville, Indiana Project, Five Star – Pinehurst, North Carolina Project, Five Star – Springfield, Tennessee Project, Five Star – Voorhees, New Jersey Project, and Five Star – Winston Salem, North Carolina Project.

“Property Management Agreement” means, individually and collectively, each Property Management Agreement between Property Manager and a Borrower as in effect as of the Closing Date with respect to the Projects.

“Property Manager” means FSQ Inc., a Delaware corporation.

“Property Taxes” has the meaning set forth in Section 2.4(b).

“Pro Rata Share” means (a) with respect to a Lender’s right to receive payments of principal and interest with respect to the Loan, the Loan Commitment Percentage of such Lender, and (b) for all other purposes (including, without limitation, the indemnification obligations arising under Article 13) with respect to any Lender, the percentage obtained by dividing (i) such Lender’s then outstanding principal amount of the Loan, by (ii) the then outstanding principal amount of the Loan of all Lenders.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Adjusted Term SOFR, then a time substantially consistent with market practice two (2) SOFR Business Days prior to the first day of each calendar month and (b) if such Benchmark is not Adjusted Term SOFR, then the time determined by Agent in accordance with the Benchmark Conforming Changes. If by 5:00 pm (New York City time) on any interest lookback day, Term SOFR in respect of such interest lookback day as described in clause (a) above has not been published on the SOFR Administrator’s Website, then Term SOFR for such interest lookback day will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day.

“Release” has the meaning set forth in 42 U.S.C. §9601 (22).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” means, subject to the provisions of Section 13.13(c), at any time Lenders holding sixty-six and two thirds percent (66 2/3%) or more of the outstanding principal balance of the Loan.

“Resident Agreements” means the singular or collective reference to all patient and resident care agreements, admission agreements and service agreements which include an occupancy agreement and all amendments, modifications or supplements thereto.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or other duly authorized officer of the applicable Borrower or Borrower Representative.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Account” means a “securities account” (as defined in Article 8 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Borrower.

“Security Document” means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

“SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by Agent in its reasonable discretion).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.

“SOFR Business Day” means any day other than a Saturday or Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Interest Rate” means, with respect to each day during which interest accrues on a Loan, the rate per annum (expressed as a percentage) equal to (a) Adjusted Term SOFR for the applicable Interest Period for such day; or (b) if the then-current Benchmark has been replaced with a Benchmark Replacement pursuant to Section 2.2(a)(iii), such Benchmark Replacement for such day.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.

“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of Contingent Obligations (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Subordinated Debt” means any Debt of Borrowers incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there is no Subordinated Debt. As of the Closing Date, there is no Subordinated Debt.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance reasonably acceptable to Agent. As of the Closing Date, there are no Subordinated Debt Documents.

“Subordination Agreement” means any agreement between Agent and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its reasonable discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Taking” means a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

“Taxes” has the meaning set forth in Section 4.4(b).

“Term SOFR” the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Interest Period. Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.2(a)(iii), in the event that a Benchmark Replacement with respect to Term SOFR is implemented, then all references herein to Adjusted Term SOFR shall be deemed references to such Benchmark Replacement.

“Term SOFR Adjustment” means, if Term SOFR is the Benchmark, a percentage equal to 0.11448% per annum.

“Termination Date” means the earliest to occur of (a) the Commitment Expiry Date, (b) any date on which Borrowers elect to prepay the Obligations as may be permitted hereunder and to terminate the Loan, or (c) any date on which Agent accelerates the maturity of the Loan pursuant to Section 11.2, or (d) the termination date stated in any notice of termination of this Agreement provided by Borrowers in accordance with Section 2.11.

“Third Party Payor” means Medicare, Medicaid and any other state or federal health care program, private insurers, managed care plans and any other Person or entity which presently or at any time during the term of this Agreement maintains Third Party Payor Programs.

“Third Party Payor Programs” means all payment and reimbursement programs, sponsored by a Third Party Payor, in which an Operator participates.

“TRICARE” means the program administered pursuant to 10 U.S.C. Section 1071 et seq., Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.

“UCC” means the Uniform Commercial Code of the State of Maryland or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” means the United States of America.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Maintenance Amount” means the sum of the present values (but in any event, not less than zero) of the remaining payments of interest and any administrative, site inspection or collateral management fees through the Closed Period that will not be made by reason of the early termination of the Loan or Lenders’ funding obligations in respect thereof, all as estimated and determined by Agent in accordance with the formula set forth below. The present value of each such estimated monthly payment shall be calculated by discounting such estimated payment to the date of prepayment by the Discount Rate. The “Discount Rate” for each such payment is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The “Treasury Rate” is the yield calculated by the linear interpolation of the nominal yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Federal Reserve Release”) under the heading “U.S. government securities” and the subheading “Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating what would have been the payment due date of each such estimated payment amount but for the termination or default. In the event the Federal Reserve Release is no longer published, Agent shall select a comparable publication to determine the Treasury Rate in its commercially reasonable discretion. Borrowers agree that the foregoing calculations are a reasonable approximation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of this Agreement or Lenders’ funding obligations hereunder.

Section 1.2     Accounting Terms and Determinations. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Borrower and its consolidated subsidiaries delivered to Agent and each of the Lenders on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, the Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

Section 1.3     Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or would reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All references herein to times of day shall be references to daylight or standard time, as applicable.

Section 1.4     Funding and Settlement Currency. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.

Section 1.5     Borrowers as Operators. Except as set forth in this Agreement, as of the Closing Date, it is contemplated and intended that each Borrower shall be the Operator of the applicable Project owned by such Borrower. Therefore, all references to “Operators” shall be deemed to refer to the applicable Borrower, and all covenants, representations and warranties applicable to an Operator shall nonetheless be deemed to be direct covenants, representations and warranties of the applicable Borrower, even if such covenants, representations and warranties are, under the terms of this Agreement, contemplated to be undertaken or made indirectly through an Operating Lease or Management Agreement.

Article 2 – LOANS

Section 2.1     Loan and Advances; Payments; Extension Options.

(a)            Term Loan. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to Borrowers a term loan in the maximum principal amount of Ninety-Five Million and No/100 Dollars ($95,000,000.00) (the “Loan”) as follows:

(i)            Initial Funding. Sixty-Three Million and No/100 Dollars ($63,000,000.00) to be advanced on the Closing Date to be used for the purposes set forth in Section 4.7.

(ii)            Capital Improvements Holdback. Twelve Million and No/100 Dollars ($12,000,000.00) (the “Capital Improvements Holdback”), which may be advanced after the Closing Date in multiple advances in accordance with the terms and conditions set forth in this subsection (ii). So long as no Material Adverse Effect, Default or Event of Default is continuing under any of the Financing Documents, portions of the Capital Improvements Holdback (not to exceed the unadvanced amount of the Capital Improvements Holdback) will be available to Borrowers until the last day of the twenty-fourth (24th) full calendar month following the Closing Date (unless otherwise approved by Agent) to pay, or otherwise reimburse a Borrower, for Capital Improvement Costs (as defined in the Capital Improvements Rider) not more than one (1) time per month and in minimum amounts of $50,000 subject to, and in accordance with, the terms and conditions of the Capital Improvements Rider. Prior to the making of any advance under the Capital Improvements Holdback, Borrowers shall deliver to Agent a Notice of Borrowing. Pursuant to the Capital Improvements Rider, Borrowers shall provide Agent a description of all material Capital Improvements that will be made at the Project including a schedule for completion (as may be modified from time to time with the consent of Agent in Agent’s reasonable discretion, the “Completion Schedule”) and a budget each as set forth on Schedule 2.1(a) attached hereto (each as may be modified from time to time with the consent of Agent, the “Capital Improvements Budget”). The Capital Improvements Holdback shall not accrue interest unless and until disbursed and then only on the aggregate amount so advanced from time to time charged in accordance with the terms of this Agreement.

(iii)            Earnout Holdback. Twenty Million and No/100 Dollars ($20,000,000.00) (the “Earnout Holdback”), which shall be advanced after the Closing Date in two (2) advances of $10,000,000 each (each, an “Earnout Advance”) in accordance with the terms and conditions set forth in this subsection (iii). The Earnout Holdback shall not accrue interest unless and until an Earnout Advance has been made and then only on the aggregate amount so advanced from time to time. Borrowers may request an Earnout Advance until the second (2nd) anniversary of the Closing Date, and Lenders shall fund such Earnout Advance to Borrowers, subject to the satisfaction of the following conditions as determined by Agent in its sole and absolute discretion:

(A)            No Default, Event of Default or Material Adverse Effect shall be continuing or otherwise result after taking into account such Earnout Advance;

(B)            (1) With respect to the initial Earnout Advance, Borrowers shall have achieved a Debt Yield Percentage of 3.50% or more for two (2) consecutive quarters (after taking into account the Earnout Advance determined on a trailing six (6) month basis, as annualized), and (2) with respect to the second Earnout Advance, Borrower shall have achieved a Debt Yield Percentage of 4.50% or more for two (2) consecutive quarters (after taking into account the Earnout Advance determined on a trailing six (6) month basis, as annualized); and

(C)            Prior to the making of any advance under the Earnout Holdback, Borrower shall deliver to Agent a Compliance Certificate and a Notice of Borrowing for the applicable calendar quarters executed by a Responsible Officer of Borrower, appropriately completed.

As an additional condition to any Loan advance to be made hereunder, if requested by Agent, Borrowers shall, at Borrowers’ expense, deliver to Agent a date-down endorsement to the title insurance policy issued in favor of Agent in connection with the Loan prior to any such advance in order to increase the amount of title insurance in accordance with the amount of funds disbursed by Lenders. Each date down endorsement will ensure that the Security Document is a valid lien on the Project and is prior and superior to all other liens and encumbrances except those approved by Agent in writing, any Permitted Liens and any liens that Borrowers are contesting pursuant to the terms of the Financing Documents. Each Lender’s obligation to fund the Loan shall be limited to such Lender’s Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Loan that is repaid or prepaid from time to time. Interest on the Loan will accrue as and when advanced. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default Lenders may make advances of the Loan to pay for Obligations in such order and manner as Agent may elect or as may otherwise be required under this Agreement.

(b)            Scheduled Repayments; Mandatory Prepayments; Optional Prepayments.

(i)            There shall become due and payable, and Borrowers shall repay the Loan through, scheduled payments as set forth on Schedule 2.1(b) attached hereto. Notwithstanding the payment schedule set forth above, the outstanding principal amount of the Loan, together with all other Obligations, shall become immediately due and payable in full on the Termination Date. For purposes of clarity, only interest payments will be due until the Amortization Payments set forth on Schedule 2.1(b) become due and payable.

(ii)            There shall become due and payable and Borrowers shall prepay the Loan in the following amounts and at the following times:

(A)            Except as otherwise provided in Section 9.3, on the date on which Borrower (or Agent as loss payee or assignee) receives any Casualty Proceeds, an amount equal to one hundred percent (100%) of such Casualty Proceeds, or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations in each case without penalty or premium or Prepayment Fee; and

(B)            an amount equal to any interest that is deemed to be in excess of the Maximum Lawful Rate (as defined below) and is required to be applied to the reduction of the principal balance of the Loan by any Lender as provided for in Section 2.6.

(C)            except as otherwise approved by Agent in writing in its reasonable discretion, upon receipt by any Borrower of the proceeds of any asset disposition of personal property in excess of $100,000 not made in the Ordinary Course of Business, an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations;

(D)            upon receipt by any Borrower of any Extraordinary Receipts, an amount equal to one hundred percent (100%) of such Extraordinary Receipts, or such lesser portion as Agent shall elect to apply to the Obligations; and

(E)            except as otherwise approved by Agent in writing in its reasonable discretion, upon receipt by any Borrower of any revenues not in the Ordinary Course of Business in excess of $100,000, an amount equal to one hundred percent (100%) of such revenues, or such lesser portion as Agent shall elect to apply to the Obligations.

(iii)            Subject to the terms of Section 2.2(d) below and with at least ten (10) days prior delivery to Agent of an appropriately completed Payment Notification (which may be revoked by Borrower at any time), Borrowers may prepay the Loan in whole but not in part (other than mandatory partial prepayments required under this Agreement); provided, however, that any such partial prepayment shall be accompanied by any prepayment fees required hereunder and any fees due pursuant to the Fee Letter, and upon a prepayment in full (but not a partial prepayment), Lenders’ commitment to make any advances will terminate.

(iv)            Except as this Agreement may specifically provide otherwise, all prepayments of the Loan shall be applied by Agent to the Obligations in inverse order of maturity. The monthly payments required under Schedule 2.1(b) shall continue in the same amount (for so long as the Loan shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Loan.

(c)            Extension Option. Borrowers may extend the Commitment Expiry Date two (2) consecutive times for a period of twelve (12) months each (each, an “Extension Option”) upon Borrowers’ satisfaction of the following conditions:

(i)            Borrowers shall have delivered to Agent written notice of such election (an “Extension Notice”) no earlier than ninety (90) days and no later than thirty (30) days prior to the applicable Commitment Expiry Date, together with any extension fee required under the Fee Letter;

(ii)            (x) no Material Adverse Effect shall exist, (y) no Default or Event of Default shall exist, and (z) no monetary Defaults or Events of Defaults shall have occurred;

(iii)            the Debt Service Coverage Ratio (calculated on a six (6) month trailing basis as of the last day of the month in which the Extension Notice is delivered and calculated prospectively for the term of the extension option based on projections acceptable to Agent) is no less than 1.25 to 1.00 with respect to each Extension Option; and

(iv)            the Debt Yield Percentage (calculated on a six (6) month trailing basis as of the last day of the month in which the Extension Notice is delivered and calculated prospectively for the term of the extension option based on projections acceptable to Agent) is no less than 9.0% with respect to the first Extension Option and 9.5% with respect to the second Extension Option.

Section 2.2     Interest; Interest Calculations and Certain Fees.

(a)            From and following the Closing Date, except as expressly set forth in this Agreement, the Loan and the other Obligations shall bear interest at the sum of the SOFR Interest Rate plus the Applicable Margin. Interest on the Loan shall be paid in arrears on the first (1st) day of each month and on the maturity of the Loan, whether by acceleration or otherwise. Interest on all other Obligations shall be payable upon demand.

(i)            The SOFR Interest Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any deposits or increased costs, in each case, due to changes in applicable Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon the SOFR Interest Rate; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (y) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such SOFR Interest Rate and the method for determining the amount of such adjustment, or (z) repay the Loans bearing interest based upon the SOFR Interest Rate with respect to which such adjustment is made.

(ii)            In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to maintain the Loan bearing interest based upon the SOFR Interest Rate or to continue such maintaining, or to determine or charge interest rates at the SOFR Interest Rate, (x) such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender, (y) in the case of the Pro Rata Share of the Loan held by such Lender and then outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such portion of the Loan, and interest upon such portion thereafter shall accrue interest at the Base Rate plus the Applicable Margin, and (z) such portion of the Loan shall continue to accrue interest at the Base Rate plus the Applicable Margin until such Lender determines that it would no longer be unlawful or impractical to maintain such Loan at the SOFR Interest Rate plus the Applicable Margin.

(iii)            Upon the occurrence of a Benchmark Transition Event, Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower so long as Agent has not received, by such time, written notice of objection thereto from Lenders comprising the Required Lenders. Unless otherwise determined by Agent, such replacement will occur on the applicable Benchmark Transition Start Date. In connection with Adjusted Term SOFR or the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document. Agent will promptly notify Borrower Representative and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Replacement Conforming Changes. Agent will promptly notify Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section will be conclusive and binding absent manifest error or fraud and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time, (a) if the then-current Benchmark is a term rate (including Adjusted Term SOFR) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.

(b)            Compensation for Losses.

(i)            In the event of (a) the payment of any principal of any SOFR Loan or the conversion of any SOFR Loan other than on the payment date therefor (including as a result of an Event of Default) or the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (c)  any acceleration of the maturity of the Loans by Agent (with the consent of the Required Lenders) in accordance with the terms of this Agreement or the Notes, then, in any such event, Borrowers shall compensate each Lender for any actual loss and reasonable and out-of-pocket cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrowers and shall be conclusive absent manifest error or fraud. Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(ii)            Subject to Section 2.2(a)(iii), if Agent determines in its reasonable discretion that “Term SOFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Term SOFR Interest Period, Agent will promptly so notify the Borrowers and each Lender. Upon notice thereof by Agent to Borrowers, any obligation of the Lenders to make SOFR Loans shall be suspended until Agent revokes such notice. Upon receipt of such notice, any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to Section 2.2(b)(i) above.

(c)            Fee Letter. Prior to or contemporaneous with Borrowers’ execution of this Agreement, Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, the fees payable in the Fee Letter.

(d)            Prepayment. If the Loan is prepaid at any time, in whole or in part, for any reason (other than in connection with a casualty or condemnation) during the Closed Period (whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default, or otherwise), or if the Loan shall become accelerated and due and payable in full during any Closed Period, Borrowers shall pay to Agent, for the benefit of all Lenders, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection. The Prepayment Fee shall be equal to the greater of: (i) the Yield Maintenance Amount, and (ii) one-half percent (0.50%) of the outstanding balance of the Loan as of the date of prepayment. The term “Closed Period” shall mean the period from the Closing Date through the end of the eighteenth (18th) full calendar month following the Closing Date. The Prepayment Fee shall not apply to or be assessed upon any prepayment made by Borrowers if such payments were required by Agent to be made pursuant to Section 2.1(b)(ii)(A) (relating to casualty proceeds). All fees payable pursuant to this paragraph shall be deemed fully earned when due and payable and non-refundable once paid. Notwithstanding anything to the contrary contained in this Agreement or any Financing Document, Agent and Lenders agree to reasonably cooperate in good faith with Borrowers in the event that one or more Borrowers desires to sell, transfer or convey one or more Projects to a third party purchaser pursuant to a bona fide sale for cash during the term of the Loan, including, without limitation, considering to release any such Borrower from its obligations under the Financing Documents (to the extent such Borrower does not own any other Collateral) and release the applicable Collateral securing such obligations based upon release prices and other customary terms approved by Agent in writing, as determined in Agent’s good faith credit judgment.

(e)            Audit Fees. Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits of Borrowers’ and/or Operators’ books and records, audits, examinations, monitoring activity, regulatory desktop reviews, valuations or appraisals of the Collateral, audits of Borrowers’ and/or Operators’ compliance with applicable Laws and such other matters as Agent shall reasonably deem appropriate (including, without limitation, healthcare regulatory surveys) which audits shall be done with at least five (5) Business Days’ prior written notice to Borrower during reasonable business hours and subject to the rights of tenants and residents, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to Borrowers provided, however, that so long as no Event of Default is continuing, Borrowers shall be liable for such fees and expenses for no more than one (1) such audit in any given calendar year per Project.

(f)            Wire Fees. Borrowers shall pay to Agent, for its own account and not for the account of any other Lenders, promptly following written demand, any and all ordinary and customary reasonable and documented out-of-pocket fees, costs or expenses which Agent pays to a bank or other similar institution (including, without limitation, any fees paid by Agent to any other Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Agent, of proceeds of the Loan made by any Lender to Borrowers pursuant to this Agreement, and (ii) the depositing for collection, by Agent, of any check or item of payment received or delivered to Agent on account of Obligations.

(g)            Late Charges. If payments of principal (other than a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) Business Days, Borrowers, promptly after notice or demand by Agent, shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

(h)            Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of the Loan shall be included in the calculation of interest. The date of payment of the Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged. The applicable Base Rate or SOFR Interest Rate shall be determined by Agent in its reasonable discretion, and notice thereof shall be given by Agent promptly to Borrower Representative and each Lender. Each determination of the applicable Base Rate or SOFR Interest Rate by Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Agent shall, upon written request of Borrower Representative or any Lender, deliver to Borrower Representative or such Lender a statement showing the computations used by Agent in determining any applicable SOFR Interest Rate hereunder.

(i)            Automated Clearing House Payments. If Agent so elects, monthly payments of interest and principal shall be paid to Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers other than for manifest error or fraud.

Section 2.3     Notes. The portion of the Loan made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount (or, if more than one Note is issued to a Lender, in an aggregate original principal amount) equal to such Lender’s Pro Rata Share of the Loan Commitment.

Section 2.4     Reserves and Escrows.

(a)            General Reserve and Escrow Requirements. Borrowers agree to establish and maintain all of the reserves and escrows required in this Section 2.4. All sums so reserved or escrowed may be commingled with the general funds of Agent and no such sums shall be deemed to be held in trust for the benefit of Borrowers. No interest shall be payable on any funds reserved or escrowed hereunder. All sums so reserved or escrowed shall be part of the Collateral and shall stand as additional security for all of the Obligations. If Agent at any time reasonably determines that the amount on deposit in any reserve or escrow pursuant to subsections (b) or (c) of this Section 2.4 is insufficient for its intended purposes, Borrowers shall, within thirty (30) days following notice from Agent, deposit such additional sums as may be required by Agent. During the continuance of any Event of Default by Borrowers under the terms of this Agreement or any other Financing Document, Agent may, at its discretion, apply amounts on hand in the reserves or escrows to cure such Event of Default (without Prepayment Fee). Upon demand of Agent, Borrowers shall replenish the applicable reserve or escrow to restore any sums so applied by Agent. Upon the occurrence of an Event of Default and/or the maturity of any portion of the Obligations, the moneys then remaining on deposit with Agent shall, at Agent’s option, be applied against the Obligations in such order and manner as Agent may elect or as may otherwise be required under this Agreement (without Prepayment Fee).

(b)            Real Property Taxes. Borrowers shall pay all taxes, assessments and other similar charges levied against any portion of the Collateral constituting real property (collectively, the “Property Taxes”) before such Property Taxes become delinquent and deliver to Agent copies of paid tax receipts evidencing payment of such Property Taxes biannually (on the later of (i) March 31st and September 30 of each year, and (ii) within ten (10) Business Days from when due and not otherwise delinquent) unless such Property Taxes are subject to a Permitted Contest. In the event that Borrowers do not timely pay such Property Taxes, unless such Property Taxes are subject to a Permitted Contest, Borrowers shall pay the amount of such tax to Agent and, commencing on the first day of the next calendar month and each month thereafter in addition to the monthly installments of interest due under the Notes, Borrowers shall pay to Agent a sum equal to one-twelfth (1/12) of the amount estimated by Agent to be sufficient to pay at least thirty (30) days before they become delinquent, all Property Taxes. In the event such real property or any portion thereof is part of a larger tract for purposes of taxation and assessments, Agent may require the Borrowers to have the real property taxed and assessed as a separate parcel or separate parcels, or, in the alternative, to make the deposits required under this section based upon the taxation and assessment of the larger tract. So long as no Event of Default exists hereunder, Agent shall apply the escrow sums to pay the Property Taxes. The obligation of Borrowers to pay the Property Taxes is not affected or modified by the provisions of this section.

(c)            Insurance Premiums. Borrowers shall pay all insurance premiums and other similar charges in connection with the insurance required to be carried by Borrowers pursuant to this Agreement or the other Financing Documents (collectively, the “Insurance Premiums”) before they become delinquent, and deliver to Agent written evidence that such payment has been made biannually (on March 31st and September 30 of each year) and no later than thirty (30) days before the date on which Insurance Premiums due and payable. In the event that Borrowers do not timely pay such Insurance Premiums, Borrowers shall pay the amount of such premiums to Agent and, commencing on the first day of the next calendar month and each month thereafter in addition to the monthly installments of interest due under the Notes, Borrowers shall pay to Agent a sum equal to one-twelfth (1/12) of the amount estimated by Agent to be sufficient to pay at least thirty (30) days before they become due and payable all Insurance Premiums. So long as no Event of Default exists hereunder, Agent shall apply the sums held by Agent in escrow to pay the Insurance Premiums. The obligation of Borrowers to pay the Insurance Premiums is not affected or modified by the provisions of this section. On the Closing Date, Borrowers shall pay to Agent $1,000,000.00 to be held by Agent in an insurance reserve as additional collateral for the Obligations hereunder.

(d)            Capital Replacement Reserve. Borrowers shall make (or accrue a reserve for) capital expenditures and improvements to the Projects in an amount equal to $516,950.00 (e.g., $350 per unit, as applicable, per year at each Project). Borrower shall deliver to Agent evidence of such capital expenditures (or accrual thereof) for each Project within thirty (30) days of each month throughout the term of the Loan, which evidence shall be acceptable to Agent in its sole but reasonable discretion. In the event that Borrowers have not expended (or accrued) such amount, any shortfall shall be deposited with the Agent to be held by Agent in a capital replacement reserve (“Capital Replacement Reserve”). If applicable, Agent shall reimburse Borrowers from the Capital Replacement Reserve for the actual cost of such approved capital improvements upon Borrowers’ providing Agent with paid receipts, lien waivers and other documentation deemed reasonably necessary by Agent with minimum draws of $5,000.00 which shall occur no more frequently than once per month.

Section 2.5     General Provisions Regarding Payment; Loan Account.

(a)            All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 1:00 PM (Eastern time) on any date shall be deemed received by Agent on such date, and any payments received in the Payment Account after 1:00 PM (Eastern time) on any date shall be deemed received by Agent on the next succeeding Business Day.

(b)            Agent shall maintain a loan account (the “Loan Account”) on its books to record Loan and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Agent shall provide Borrowers with a monthly statement regarding the Loan Account (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless any Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

Section 2.6     Maximum Interest. In no event shall the interest charged with respect to the Loan or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Maryland or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.7     Appointment of Borrower Representative. Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of giving instructions with respect to the disbursement of the proceeds of the Loan, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment.

Section 2.8     Non-Excluded Taxes; Capital Adequacy.

(a)            All payments of principal and interest on the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Agent’s or any Lender’s net income by the jurisdictions under which Agent or such Lender is organized or conducts business (other than taxes due solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Non-Excluded Taxes”). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Non-Excluded Taxes pursuant to any applicable Law, then Borrowers will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Non-Excluded Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Non-Excluded Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such additional amount) shall equal the amount such Person would have received had such Non-Excluded Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent or such Lender first made written demand therefor.

(b)            If any Borrower fails to pay any Non-Excluded Taxes prior to delinquency to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Agent and Lenders for any incremental Non-Excluded Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(c)            Each Lender that (i) is organized under the laws of a jurisdiction other than the United States, and (ii) (A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Agent one or more (as Borrowers or Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Non-Excluded Taxes. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(d)            If any Lender (with respect to that portion of the Loan held by such Lender taking into consideration such Lender’s policies and procedures with respect to capital adequacy for similarly situated loans) shall determine in its commercially reasonable judgment (the basis of which shall be set forth in the statement contemplated below) that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by such Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies and procedures with respect to capital adequacy) then from time to time, within a reasonable time after written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall pay (without Prepayment Fee) to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(e)            If any Lender requires compensation under Section 2.8(d), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.9      Joint and Several Liability; Rights of Contribution; Subordination and Subrogation.

(a)            Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 11.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 11.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

(b)            Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the Liens granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Agent, Lenders and each Borrower agree that if the liability of a Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title 11 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

(c)            Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of any Borrower hereunder, at any time and from time to time subject to the terms of this Agreement and the other Financing Documents, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) take and hold any Collateral for the payment of the Obligations (including, without limitation, for the payment of any guaranties of the Obligations) and exchange, enforce, waive and release any such Collateral; (v) during an Event of Default apply any such Collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (vi) during an Event of Default settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all surety defenses being hereby waived by each Borrower. Except as specifically provided in this Agreement or any of the other Financing Documents, Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Agent shall determine, in its discretion, without affecting the validity or enforceability of the Obligations of the other Borrowers.

(d)            Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

(e)            The Borrowers hereby agree, as between themselves, that to the extent that Agent, on behalf of Lenders, shall have received from any Borrower any Recovery Amount (as defined below), then the paying Borrower shall have a right of contribution against each other Borrower in an amount equal to such other Borrower’s contributive share of such Recovery Amount; provided, however, that in the event any Borrower suffers a Deficiency Amount (as defined below), then the Borrower suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other Borrowers in an amount equal to the Deficiency Amount; and provided further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Borrower equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance. Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other Guarantor under any Guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property. The right of each Borrower to receive any contribution under this Section 2.9(e) or by subrogation or otherwise from any other Borrower shall be subordinate in right of payment to the Obligations and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until the Obligations have been indefeasibly paid and satisfied in full, and no Borrower shall exercise any right or remedy with respect to this Section 2.9(e) until the Obligations have been indefeasibly paid and satisfied in full. As used in this Section 2.9(e), the term “Recovery Amount” means the amount of proceeds received by or credited to Agent from the exercise of any remedy of the Lenders under this Agreement or the other Financing Documents, including, without limitation, the sale of any Collateral. As used in this Section 2.9(e), the term “Deficiency Amount” means any amount that is less than the entire amount a Borrower is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Borrowers in respect of any Recovery Amount attributable to the Borrower entitled to contribution, until the Deficiency Amount has been reduced to zero through contributions and reimbursements made under the terms of this Section 2.9(e) or otherwise.

Section 2.10      Cash Management. Borrowers shall cause all residents and/or tenants to pay all rents, Security Deposits and other payments due under each Lease directly to a bank account owned by Borrowers subject to a Control Agreement to the extent permitted by applicable Law in favor of Agent pursuant to Section 5.14 (“Collection Account”). Neither Borrowers nor Manager shall direct any resident and/or tenant under any Lease to make rental payments in any other manner. Borrowers acknowledge and agree that compliance with the terms of this Section 2.10 by Borrowers is essential, and that Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if Borrowers fail to comply with the terms of this Section 2.10. Accordingly, in addition to all other rights and remedies of Agent and Lenders hereunder, Agent shall have the right to seek specific performance of Borrowers’ obligations under this Section, and any other equitable relief as Agent may deem necessary or appropriate.

Section 2.11      Termination; Restriction on Termination.

(a)            Termination by Lenders. In addition to the rights set forth in Section 11.2, Agent may, and at the direction of Required Lenders shall, terminate this Agreement without notice during the continuance of an Event of Default.

(b)            Termination by Borrowers. Upon at least five (5) days’ prior written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement and be released of all obligations and liabilities hereunder and other Financing Documents (other than contingent indemnification obligations for which no claim has been made); provided, however, that no such termination shall be effective until Borrowers have paid all amounts due to Agent and Lenders under the Financing Documents subject to the terms and conditions set forth herein, including, without limitation, all Obligations under the Fee Letter resulting from such termination and under Section 2.2(d). Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

(c)            Effectiveness of Termination. All of the Obligations shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Financing Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Financing Documents notwithstanding such termination until all Obligations (other than contingent indemnification obligations for which no claim has been made) have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under the Fee Letter and under Section 2.2(d).

Article 3 – REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into this Agreement and to make the Loan and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Agent and each Lender that:

Section 3.1      Existence and Power. Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1, has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such power or Permits would not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (a) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2      Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority other than (i) recordings, filings and other perfection actions in connection with the Liens granted to Agent under this Agreement or any Security Document and (ii) those obtained or made on or prior to the Closing Date, and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to any Credit Party or any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as would not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect.

Section 3.3      Binding Effect. Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4      Capitalization. The issued and outstanding equity securities of each of the Borrowers as of the Closing Date are as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Borrowers are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such equity securities were issued in material compliance with all applicable Laws governing the issuance of such equity securities. The identity of the holders of the equity securities of each of the Borrowers and the percentage of their fully-diluted ownership of the equity securities of each of the Borrowers as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Borrower, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Borrower of any equity securities of any such entity. Each Borrower and, to Borrowers’ knowledge, each Person who owns a direct or indirect interest in any Borrower is now, and will remain in compliance with (i) the Patriot Act and all rules and regulations promulgated under the Patriot Act applicable to any Borrower and (ii) other federal or state laws relating to “know your customer” and other anti-money laundering rules and regulations. As of the Closing Date, the identity and fully-diluted ownership interest of each direct and indirect owner of each Borrower who owns twenty percent (20%) or more of an interest in a Borrower has been provided to Agent to the extent not otherwise set forth on Schedule 3.4. Notwithstanding the foregoing, in no event shall this Section 3.4 apply to any public shareholders of Parent.

Section 3.5      Financial and Project Information. All information delivered to Agent by a Credit Party and pertaining to the financial condition of any Credit Party fairly presents the financial position of such Credit Party in all material respects as of such date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). All information delivered to Agent by the Borrowers and pertaining to the financial, physical or other condition or aspect of the Projects is true, accurate and correct in all material respects as of such date and as of the date hereof. Since the date of the most recent information delivered to Agent, no Material Adverse Effect has occurred as of the Closing Date.

Section 3.6      Litigation. Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Agent in writing, there is no material Litigation which is not covered by insurance or involves an amount in controversy in excess of $500,000 (in the aggregate) pending against, or to such Borrower’s knowledge threatened in writing against, any Borrower, the Guarantor or any Project. There is no Litigation which is not covered by insurance or involves an amount in controversy in excess of $500,000 (in the aggregate) pending in which an adverse decision would reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

Section 3.7      Ownership of Property. Each Borrower is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold or license interests in, all properties and other assets (real or personal, tangible, intangible or mixed) reasonably necessary in the ordinary conduct of the business of such Person, in each case, subject to Permitted Liens.

Section 3.8      No Default. No Event of Default, or to such Borrower’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound, which breach or default would reasonably be expected to have a Material Adverse Effect.

Section 3.9      Labor Matters. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party. To Borrower’s knowledge, hours worked and payments made to the employees of the Credit Parties (if any) have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, except as would not be reasonably expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

Section 3.10      Regulated Entities. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11      Margin Regulations. None of the proceeds from the Loan have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose so as to cause any of the Loan to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12      Compliance with Laws; Anti-Terrorism Laws.

(a)            To Borrowers’ knowledge, each Credit Party is in compliance with the requirements of all applicable Laws, except where the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

(b)            None of the Credit Parties (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Section 3.13      Taxes. All federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. All federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

Section 3.14      Compliance with ERISA.

(a)            Except as would not be reasonably expected to have a Material Adverse Effect, each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b)            Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Borrower and each Subsidiary is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Closing Date or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. Except as would not be reasonably expected to have a Material Adverse Effect, all contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15      Consummation of Operative Documents; Brokers. Except as set forth on Schedule 3.15, and except for fees payable to Agent and/or Lenders, no Credit Party has engaged any broker, finder or other intermediary to bring about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith.

Section 3.16      Intentionally Deleted.

Section 3.17      Material Contracts. Except for the Operative Documents and the other agreements requiring payment of more than $100,000 (net of all contractually reimbursable amounts under such agreements as evidenced and reconciled in writing by Borrowers) per Project in any year set forth on Schedule 3.17 (collectively with the Operative Documents, the “Material Contracts”), as of the Closing Date there are no (a) employment agreements covering the management of any Borrower, (b) collective bargaining agreements or other similar labor agreements covering any employees of any Borrower, (c) agreements for managerial, consulting or similar services to which any Borrower is a party or by which it is bound, (d) agreements regarding any Borrower, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, intellectual property licenses or other lease or license agreements to which any Borrower is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchasing of “off the shelf” products), or (f) customer, distribution, marketing or supply agreements to which any Borrower is a party, in each case with respect to the preceding clauses (a), (c), (d), (e), and (f) requiring payment of more than $100,000 in any year for each Project, (g) partnership agreements to which any Borrower is a general partner or joint venture agreements to which any Borrower is a party, (h) third party billing arrangements to which any Borrower is a party, or (i) any other agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party), except for such Material Contracts the noncompliance with which would not reasonably be expected to have a Material Adverse Effect. All Material Contracts may be terminated by Borrower upon ninety (90) days’ notice or sooner.

Section 3.18      Compliance with Environmental Requirements; No Hazardous Materials. Except as disclosed on any Environmental Assessments:

(a)            to Borrower’s knowledge, no Hazardous Materials are located on any of the Projects except those that are both (i) in material compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in amounts not in excess of that necessary to operate the applicable Project for the purposes set forth herein or in amounts used in the Ordinary Course of Business, or (B) in amounts permitted under applicable Environmental Laws or disclosed to and approved by Agent nor have any Hazardous Materials been or are threatened to be Released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of the Projects in a manner that would require the taking of any action under any Environmental Law to avoid a Material Adverse Effect and have given rise to, or would reasonably be expected to give rise to, remediation costs and expenses on the part of the Borrowers, Operator or Manager in excess of $250,000; and no portion of any Project is being used for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination;

(b)            no Credit Party knows of, nor has received, any written notice or other communication from any Person relating to Hazardous Materials in, on, under or from any Project that have not been removed or remediated and, to Borrowers’ knowledge, no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to such Credit Party’s knowledge, threatened in writing by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law with respect to the Project, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business in connection with the Project or to comply with the terms and conditions thereof resulting in a violation of Environmental Law, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials that have not been removed or remediated resulting in a violation of Environmental Law, or (iv) Release of Hazardous Materials resulting in a violation of Environmental Law;

(c)            to the knowledge of each Borrower, all notifications of a Release of Hazardous Materials required to be filed by or on behalf of any Credit Party under any applicable Environmental Law with respect to the Project have been filed or are in the process of being timely filed or contested by or on behalf of the applicable Credit Party;

(d)            no property now owned, leased or managed by any Borrower is listed or, to such Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of Federal, state or local enforcement actions or, to the knowledge of such Borrower, other investigations which may lead to claims against any Borrowers, Operator or Manager for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA;

(e)            there are no underground storage tanks located on any property owned or leased by any Credit Party that are not properly registered or permitted under applicable Environmental Laws or to Borrower’s knowledge that are leaking or disposing of Hazardous Materials in violation of Environmental Law; and

(f)            there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned, leased or managed by any Credit Party, and, to the knowledge of such Borrower, no actions by any Governmental Authority have been taken or are in process which could subject any of such properties or assets to such Liens.

Section 3.19      Solvency. After giving effect to the Loan advances and the liabilities and obligations of each Borrower under the Operative Documents, each Borrower and each additional Credit Party is Solvent.

Section 3.20      Full Disclosure. None of the written factual information (other than any projections and pro forma financial information and any general economic or specific industry information) furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, when furnished and when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders by Borrowers (or their agents) have been prepared on the basis of assumptions believed by such Borrower to be fair and reasonable in light of current business conditions as of the date thereof; provided, however, that such projections are subject to uncertainties and contingencies, that no assurances can be given that any particular projections will be attained and that actual results during the period or periods covered by such financial information may differ significantly from the projected results set forth therein and that such differences may be material.

Section 3.21      Interest Rate. To Borrowers’ knowledge, the rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any usury or other law or applicable Laws, any of the Organizational Documents or any of the Operative Documents

Section 3.22      Subsidiaries. Borrowers do not own any stock, partnership interests, limited liability company interests or other equity securities except for Permitted Investments.

Section 3.23      Related Party Fees. All fees (collectively, the “Related Party Fees”) that are payable by a Borrower to a Credit Party or any Affiliate of any Credit Party (collectively, the “Related Parties”) are set forth on Schedule 3.23 attached hereto.

Section 3.24      Commercial Loan. Borrower hereby stipulates and warrants that the Loan evidenced by the Notes is a commercial loan, as that term is used in the provisions of Title 12 of the Commercial Law Article of the Annotated Code of Maryland (2013 Replacement Volume, as amended) and that such loan is being made solely to acquire or carry on a business or commercial enterprise or to any business or commercial organization, as those terms are used therein.

Article 4 – AFFIRMATIVE COVENANTS

Each Borrower agrees that, so long as any Credit Exposure exists:

Section 4.1      Financial Statements and Other Reports.

(a)            Each Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements on an accrual basis consistent with industry standards and substantially in accordance with GAAP, and to provide the information required to be delivered to Agent hereunder.

(b)            Each Borrower will furnish to Agent (or cause to be furnished to Agent) the following financial information and reports with respect to each Borrower and each Operator, in each case substantially consistent in form and format with the information provided to Agent prior to the Closing Date, if applicable, or otherwise satisfactory to Agent in its reasonable discretion:

(i)            Within seven (7) days of the end of each calendar week, current census reports that show average daily census and move-ins and move-outs by acuity level (i.e. independent living, assisted living, memory care, etc.) for each Project.

(ii)            within thirty (30) days of the end of each calendar month (including the last month of each year), internally prepared monthly financial statements on a trailing 12 month basis (including income statements, balance sheets, and an occupancy detail report substantially in the same form provided to Agent as of the Closing Date) prepared (y) for each Borrower, and (z) for all Borrowers on a consolidated basis, in each case which fairly present the financial condition for such Borrowers for such period together with a fully completed Compliance Certificate;

(iii)            within thirty (30) days of the end of each calendar month, a current rent roll/census report which includes a schedule showing payor mix in respect of Third Party Payor Programs;

(iv)            within thirty (30) days after the end of each quarter applicable to any financial covenant hereunder, such financial reports and information as Agent shall require evidencing compliance with the applicable financial covenants, including, without limitation, reasonable back-up financial documentation related to the financial covenants;

(v)            within thirty (30) days before the end of each fiscal year, annual budget (prepared on a monthly basis) for all Borrowers and Projects on a consolidating and consolidated basis for the succeeding fiscal year;

(vi)            within ninety (90) days after the end of each fiscal year, internally prepared annual financial statements, including a balance sheet, income statement and statement of cash flows prepared for Borrowers on a consolidating and consolidated basis in accordance with GAAP (except for the absence of footnotes) and based on an accrual basis of accounting consistent with industry standards;

(vii)            for each Operator or Manager only, as reasonably requested by Agent, (A) evidence satisfactory to Agent that all federal and state taxes, including, without limitation payroll taxes, that are due have been paid in full, (B) copies of all cost reports and rate letters filed with Medicaid or any other Third Party Payor, and (C) a written statement, duly acknowledged by Operator or Manager, setting forth any right of set-off, counterclaim or other defense that may exist under any Leases;

(viii)            within five (5) Business Days after submission, filing or receipt, copies of all Permits, compliance surveys (including quality of care surveys), correction plans, licensing applications, and review and complaint reports conducted by any Government Authority in respect of a Project;

(ix)            as soon as available, but in any event within five (5) Business Days following the date Parent files its Form 10-Q with the SEC (commencing with the fiscal quarter ending March 31, 2022), consolidated unaudited balance sheets of Parent as of the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of Parent and its Subsidiaries fiscal year then ended, and the related unaudited statements of shareholders’ equity and a statement of cash flow for the portion of Parent and its Subsidiaries’ year then ended setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer as true, accurate and complete in all material respects;

(x)            as soon as available, but in any event within five (5) Business Days following the date Parent files its Form 10-K with the SEC (commencing with the fiscal year ending December 31, 2021), consolidated balance sheets of Parent and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of the accounting firm of an independent certified public accountant approved by Agent in its good faith credit judgment, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit together with a copy of management’s discussion and analysis with respect to the financial statements of such fiscal year; provided, that Agent hereby acknowledges that Deloitte is an acceptable accounting firm; and

(xi)            such additional information, reports or statements regarding Borrowers or the Projects as Agent may from time to time reasonably request.

(c)            From time to time, if Agent determines that obtaining appraisals is necessary in order for a Lender to comply with applicable Laws but no more than one (1) time per year, each Borrower shall furnish to Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market values of all or any portion of the Projects.

(d)            Simultaneously with the delivery to Operator, Borrowers shall provide Agent with any notice of defaults of a material nature provided to an Operator or Manager under any Operating Lease or Management Agreement. Within ten (10) Business Days of receipt or delivery thereof, Borrowers shall deliver to Agent copies of any other notices related to the Operator or Manager.

(e)            Promptly upon (but in any event within thirty (30) days after) receipt or filing thereof, each Borrower shall deliver to Agent copies of any reports or notices related to any material taxes and any other material reports or notices received by any Borrower or Guarantor from, or filed by any Borrower or Guarantor with, any Governmental Authority.

(f)            Promptly upon (but in any event within thirty (30) days after) their becoming available, Borrower shall deliver to Agent copies of all Interest Rate Cap Agreements.

Section 4.2      Payment and Performance of Obligations. Each Borrower (a) will pay and discharge, prior to delinquency, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which would not reasonably be expected to have a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b)  will not breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation (other than Leases) to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect, and (c) will not materially in each case, after the expiration of all applicable notice and cure periods knowingly breach or permit to exist any material default, in each case, after the expiration of all applicable notice and cure periods under, the terms of any Operating Lease or Management Agreement or other material Lease to which it is a party as a lessor.

Section 4.3      Maintenance of Existence; Single Purpose Entity Requirements. Each Borrower will preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises reasonably necessary or desirable in the normal conduct of business. Each Borrower will preserve, renew and keep in full force and effect their respective existence and rights, privileges and franchises necessary or desirable to, at all times, to comply with all Single Purpose Entity requirements set forth on Exhibit A. Each Borrower shall, as of the Closing Date and throughout the term of the Loan, include in their respective Organizational Documents each of the Single Purpose Entity requirements set forth on Exhibit A.

Section 4.4      Maintenance of Property; Payment of Taxes; Insurance.

(a)            Each Borrower will keep, or cause to be kept, all material property reasonably useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and, other than Minor Alterations and the Capital Improvements set forth on Schedule 2.1(a), Borrowers shall not make any material alterations to the Projects without the prior written consent of Agent, which shall not be un reasonably withheld, conditioned or delayed. Subject to the provisions of Section 9.3 and the availability of funds therefor, if all or any material part of the Collateral useful or necessary in its business becomes damaged or destroyed, each Borrower will promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner. Borrowers will use commercially reasonable efforts not to, and will use commercially reasonable efforts to not permit any other Person to, commit or allow waste or permit material impairment or deterioration of the Collateral or abandon all or any part of the Collateral other than personal property that is obsolete in the Ordinary Course of Business or which is replaced with personal property of equal or greater value. Each Borrower will, except as otherwise set forth in this Agreement, during the term of the Loan (i) preserve its or their interest in and title to the Collateral and will warrant and defend the same to Agent and Lenders against any and all claims made by, through or under Borrowers, and (ii) except in respect of Permitted Liens, warrant and defend the validity and priority of the lien and security interest created in the Security Documents against the claims of all Persons whomsoever claiming by, through or under Borrowers. The foregoing warranty of title shall survive the foreclosure of the Security Documents and shall inure to the benefit of and be enforceable by Agent in the event Agent acquires title to any Collateral pursuant to any foreclosure.

(b)            Each Borrower will pay or cause to be paid all taxes, fees, duties, levies, assessments, withholdings or other similar charges of any nature whatsoever, including Property Taxes (collectively, “Taxes”), prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Agent, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Agent evidencing the payment thereof. If any Borrower shall fail to pay any Taxes in accordance with this Section and is not contesting or causing a contesting of such Taxes pursuant to a Permitted Contest, or if there are insufficient funds in the applicable reserves or escrows under Article 2 to pay any such Taxes, Agent shall have the right, but shall not be obligated, to (for the account of all Lenders) pay such Taxes (if applicable), and Borrowers shall repay to Agent, on written demand, any amount paid by Agent, with interest thereon from the date of the advance thereof to the date of repayment, at the rate applicable during periods of the continuance of an Event of Default hereunder, and such amount shall constitute a portion of the Obligations. No Borrower shall pay any Taxes or other obligations in installments unless permitted by applicable Laws, and shall, upon the request of Agent, deliver copies of all notices and bills relating to any Taxes or other charge covered by this Section to Agent.

(c)            Upon completion of any Permitted Contest, Borrowers shall promptly pay the amount due, if any, and deliver to Agent proof of the completion of the contest and payment of the amount due, if any, following which Agent shall return the security, if any, deposited with Agent pursuant to the definition of Permitted Contest.

(d)            Each Borrower will maintain (or cause Operator to maintain) (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood, windstorm and quake), covering the repair and replacement cost of all such property and coverage for business interruption and rent loss (including products/completed operations liability coverage), and (ii) general and professional liability insurance, and (iii) such other insurance coverage in such amounts and with respect to such risks as Agent may reasonably request from time to time in each case, for each Project, provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers, as indicated on the insurance requirements attached hereto as Schedule 4.4. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent. Borrowers will not bring or keep any article on the Projects, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition would reasonably cause the invalidation of any insurance required by this Section 4.4(d), or would otherwise be prohibited by the terms thereof.

(e)            On or prior to the Closing Date, and at all times thereafter, each Borrower will cause Agent to be named as an additional insured on the general liability policy and lender loss payee on the property insurance policy (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and substance reasonably acceptable to Agent. Borrowers shall deliver to Agent and the Lenders (i) on the Closing Date, a certificate from Borrowers’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days (ten (10) days if such cancellation is due to nonpayment) after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii)  within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, (iii) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower, and (iv) not less than ten (10) Business Days prior to the expiration of any policies of insurance, furnish to Lender, additional and renewal insurance certificates (or, if requested by Agent, policies) with companies, coverage and in amounts required hereunder.

(f)            In the event any Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers’ expense to protect Agent’s interests in the Collateral. This insurance may, but need not, protect any Borrower’s interests. The coverage purchased by Agent may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Collateral. The applicable Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, to the fullest extent provided by law Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance each Borrower is able to obtain on its own.

(g)            Subject to the provisions of Section 9.3, if any insurance proceeds are paid by check, draft or other instrument payable to any Borrower and Agent jointly, such Borrower authorizes Agent to endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Borrowers shall not carry separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section. Borrowers shall promptly notify Agent of any loss, damage, or destruction to any Collateral, whether or not covered by insurance. Subject to the provisions of Section 9.3, Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply the same to the Obligations whether or not then due and payable. Subject to the provisions of Section 9.3, Agent is authorized and empowered, and each Borrower hereby irrevocably appoints Agent as its (or their) attorney-in-fact (such appointment is coupled with an interest), at Agent’s option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrowers, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss exercisable during an Event of Default or under Section 9.3 of this Agreement.

Section 4.5      Compliance with Laws and Material Contracts. Each Borrower will comply with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply would not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien (other than a Permitted Lien) upon a material portion of the Collateral.

Section 4.6      Inspection of Property, Books and Records. Each Borrower will keep books of record substantially in accordance with GAAP in which full, true and correct (in all material respects) entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, at the sole cost of the applicable Borrower as provided in Section 2.2, representatives of Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of their respective properties (upon prior written notice to Borrower so long as no Event of Defaults exists and is continuing), during normal business hours and subject to the rights of residents, to monitor or examine any health care quality assurance programs, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral to verify the amount and age of the Accounts, the identity and credit of the respective account debtors, to review the billing practices of Borrowers and Operators, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Unless an Event of Default has occurred and is continuing, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Borrower commercially reasonable prior notice of such exercise, and any such visits and inspections shall occur at reasonable times and intervals and during normal working hours.

Section 4.7      Use of Proceeds. Borrowers shall use the proceeds of the Loan solely for payment of amounts due in respect of transaction fees incurred in connection with the Operative Documents, establishing the reserves as set forth in this Agreement, working capital, operational expenses, strategic acquisitions and initiatives of Parent and related transaction fees. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

Section 4.8      Estoppel Certificates. After written request by Agent, Borrowers, within fifteen (15) days and at their expense, no more frequently than one (1) time per calendar year, will furnish Agent with a statement, duly executed, setting forth (a) the amount of the original principal amount of the Notes, and the unpaid principal amount of the Notes, (b) the rate of interest of the Notes, (c) the date payments of interest and/or principal were last paid, (d) any offsets or defenses to the payment of the Obligations then known to Borrowers, and if any are alleged, the nature thereof, (e) that the Notes and this Agreement have not been modified or if modified, giving particulars of such modification, and (f) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

Section 4.9      Notices of Litigation and Defaults. Borrowers will give prompt written notice to Agent upon obtaining knowledge of (a) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or which in any manner calls into question the validity or enforceability of any Financing Document, (b) the existence of any Event of Default, (c) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Borrower, and (d) of all returns, recoveries, disputes and claims that involve more than $1,000,000 (in the aggregate). Borrowers represent and warrant that, to their knowledge, Schedule 3.6 sets forth a complete list of all matters existing as of the Closing Date for which notice is required under this Section and all litigation or governmental proceedings pending or threatened (in writing) against Borrowers as of the Closing Date.

Section 4.10      Environmental Covenants.

(a)            Each Borrower covenants and agrees that so long as such Borrower owns, manages, is in possession of, or otherwise controls the operation of the Projects: (i) all uses and operations on or of the Projects, whether by such Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Materials in, on, under or from the Projects; (iii) there shall be no Hazardous Materials in, on, or under the Projects, except those that are both (A) in material compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (I) in amounts not in excess of that necessary to operate the Projects for the purposes set forth herein or (II) fully disclosed to and approved by Agent in writing; (iv) each Borrower shall keep the Projects free and clear of all Environmental Liens; (v) each Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Subsection 4.10(c) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews during normal business hours; (vi) each Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Projects, pursuant to any reasonable written request of Agent, upon Agent’s reasonable belief that any Project is not in material compliance with all Environmental Laws, and share with Agent the reports and other results thereof, and Agent and Lenders shall be entitled to rely on such reports and other results thereof; (vii) each Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Agent to (A) reasonably effectuate remediation of any Hazardous Materials in violation of Environmental Laws in, on, under or from the Projects; and (B) comply in all material respects with any Environmental Law; (viii) Borrower shall use commercially reasonable efforts to not knowingly allow any Operator or other user of the Projects to violate any Environmental Law; and (ix) each Borrower shall immediately notify Agent in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Projects; (B) any non-compliance with any Environmental Laws related in any way to the Projects; (C) any actual or potential Environmental Lien against the Projects; (D) any remediation of environmental conditions relating to the Projects required by written notice to any Borrower by any applicable governmental authority or by applicable Law; and (E) any written notice of which any Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials at any of the Projects in violation of Environmental Laws.

(b)            Agent and any other Person designated by Agent, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Projects at all reasonable times during normal business hours, upon reasonable prior written notice to Borrower and subject to rights of residents and not more than once per year to assess any and all aspects of the environmental condition of the Projects and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Agent’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Each Borrower shall cooperate with and provide access to Agent and any such person or entity designated by Agent.

(c)          If recommended by an environmental report, each Borrower shall establish and comply with that certain operations and maintenance program prepared by, or if applicable, recommended and approved by Agent’s environmental consultant with respect to the Projects, in form and substance reasonably acceptable to Agent, prepared by an environmental consultant reasonably acceptable to Agent, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Projects. Without limiting the generality of the preceding sentence, if an Event of Default exists and is continuing or Agent has a reasonable basis to believe that the covenants set forth in Section 4.10 have been breached, Agent may require (i) periodic notices or reports to Agent in form, substance and at such intervals as Agent may specify, in its reasonable discretion, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at each Borrower’s sole expense, supplemental examination of the Projects by consultants specified by Agent, (iv) reasonable access to the Projects by Agent, its agents or servicer, after prior written notice to Borrowers by Agent (unless an Event of Default exists, in which case, no notice shall be required), in order to review and assess the environmental condition of the Projects and each Borrower’s compliance with any operations and maintenance program, provided that any such access does not materially interfere with any tenants, residents or occupants, and (v) variation of the operations and maintenance program in response to the reports provided by any such consultants.

(d)            If any Release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply in all material respects with all applicable Environmental Laws. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply in all materials respects with each Environmental Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the Release or threatened Release of a Hazardous Material.

(e)            Borrowers will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination, in each case, in excess of the amounts permitted under Environmental Laws, and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination in excess of the amounts permitted under Environmental Laws, or the failure to discharge any such assessment would reasonably be expected to have a Material Adverse Effect.

Section 4.11      GSE/HUD Engagement; Eligibility. Subject to the limitations set forth in this Agreement, throughout the term of the Loan and until the date that is six (6) months following the date on which all of the Obligations are indefeasibly paid in full and all commitments of Lenders hereunder have terminated (the “Exclusivity Period”), MCF and its Affiliates shall have an exclusive right, but not an obligation, to represent Borrowers or assign its rights to represent Borrowers in any application to a GSE or to HUD for a mortgage insurance commitment for any subsequent GSE or HUD financing on the Projects (a “Financing Transaction”). In the event MCF notifies Borrowers in writing of its election not to pursue or consummate a Financing Transaction during the Exclusivity Period, Borrower shall be free to consummate a Financing Transaction without MCF.

Section 4.12      Deferred Maintenance. Borrowers shall complete each of the deferred maintenance items reflected on and as required by Schedule 4.12, each to Agent’s commercially reasonable satisfaction. Borrowers shall complete all such deferred maintenance items reflected on Schedule 4.12 within the time period(s) set forth thereon, unless Agent otherwise agrees in writing to an extended date with respect to a particular deferred maintenance item.

Section 4.13      Further Assurances.

(a)            Each Borrower will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof).

(b)            Upon receipt of an affidavit of an officer of Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

Section 4.14      Equity Investment in Borrower. No direct or indirect equity investments in Borrower or any other Credit Party shall be made or solicited as a result of any Crowdfunding.

Section 4.15      Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (a) to the extent permitted by applicable Law, endorse the name of Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrowers and constitute collections on Borrowers’ Accounts; (b) so long as Agent has provided not less than five (5) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, execute in the name of Borrowers any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Agent under this Agreement; (c) after the occurrence and during the continuance of a Default, take any action Borrowers are required to take under this Agreement; (d) so long as Agent has provided not less than five (5) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrowers that Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Agent’s security interest or Lien in any Collateral; and (e) do such other and further acts and deeds in the name of Borrowers that Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable during the term of the Loan and coupled with an interest.

Section 4.16      Syndication.

(a)            General. Borrowers hereby acknowledge that Lenders may, with Agent’s prior written consent (which may be given as to each instance or generally as to all instances), in one or more transactions (i) sell, or otherwise transfer the Loan or any portion thereof one or more times to an Eligible Assignee, (ii) sell participation interests in the Loan to an Eligible Assignee one or more times, (iii) further divide or re-divide the Loan into two or more separate notes or components which may take the form of senior/junior/mezzanine notes or components or senior/subordinate notes or components or multiple components of such division, and which may be secured by some or all of the Collateral, or (iv) grant, pledge, assign a security interest in or otherwise collaterally transfer all or any portion of its rights under this Agreement and the Financing Documents to secure obligations of such Lender to any Eligible Assignee (the transactions referred to in clauses (i) through (iv) above, each a “Secondary Market Transaction”, and collectively “Secondary Market Transactions”) in all cases, which does not increase the liabilities or obligations of any Credit Party by more than a de minimis extent. With respect to any Secondary Market Transaction described in clause (iii) above, such notes or note components may be assigned different interest rates, so long as, at such time the weighted average of the relevant interest rates equals the SOFR Interest Rate plus the Applicable Margin.

(b)            Borrower Cooperation. Borrowers shall cooperate with Agent and use Borrowers’ good faith efforts to facilitate the consummation of each Secondary Market Transaction including, without limitation, by: (i) amending or causing the amendment of any Financing Document, and executing such additional documents, instruments and agreements as may be reasonably required by Lenders in connection with the relevant Secondary Market Transaction, provided, however, that such proposed amendment(s) does not adversely affect the rights, duties or responsibilities of a Credit Party under this Agreement or any Financing Document by more than a de minimis extent; (ii) promptly and reasonably providing such information (including, without limitation, financial information) as may be requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (iii) providing in connection with each of (A) a preliminary and a final private placement memorandum or other offering documents or (B) a preliminary and final prospectus, as applicable (each, a “Disclosure Document”), a certificate certifying that Borrowers have carefully examined those sections of such Disclosure Documents, as applicable, pertaining to Borrowers, their Affiliates, the Loan, the Manager and the Projects and that such sections (and any other sections reasonably requested by a Lender) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; (iv) causing to be rendered such opinion letters reasonably requested by the Lender for the relevant Secondary Market Transaction; (v) making such representations, warranties and covenants, as may be reasonably requested by a Lender for the Secondary Market Transaction which are consistent with the representations, warranties and covenants set forth herein; and (vi) providing any other information and materials reasonably required in the Secondary Market Transaction. Borrowers shall not be responsible for Agent’s or Lenders’ costs and expenses in connection with a Secondary Market Transaction. Agent and Lenders shall be responsible for the Borrowers’ costs and expenses in connection with a Secondary Market Transaction.

Article 5 – NEGATIVE COVENANTS

Each Borrower agrees that, so long as any Credit Exposure exists:

Section 5.1      Debt; Contingent Obligations. No Borrower will, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Indebtedness. No Borrower will, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations. No Borrower will, directly or indirectly, make any loans or advance any Debt to any Person (except to the extent that Borrowers joint and several obligations hereunder would be deemed to be a loan or advance to the other Borrower).

Section 5.2      Liens. No Borrower will, directly or indirectly, create, assume or suffer to exist or permit to exist any Lien on any asset now owned or hereafter acquired by it or any of the Affiliated Credit Parties, except for Permitted Liens.

Section 5.3      Distributions. No Borrower will, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution; provided, however, that Distributions not to exceed Excess Cash Flow for the quarter may be paid quarterly if (i) no Event of Default has occurred and is continuing at the time of such proposed Distribution, (ii) no Event of Default would result from the making of such proposed Distribution, and (iii) before and after taking into account the payment of such proposed Distribution, Borrowers have satisfied the minimum Debt Service Coverage Ratio and Debt Yield Percentage set forth in Section 6.2 and Section 6.3 of this Agreement.

Section 5.4      Restrictive Agreements. No Borrower will, directly or indirectly enter into or assume any agreement (other than the Financing Documents and any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Indebtedness) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

Section 5.5      Payments and Modifications of Subordinated Debt. No Borrower will, directly or indirectly, declare, pay, make or set aside any amount for payment in respect of Subordinated Debt unless permitted pursuant to the applicable Subordination Agreement.

Section 5.6      Consolidations and Mergers; Sales of Assets; Change in Control.

(a)            No Borrower will directly consolidate or merge or amalgamate with or into any other Person.

(b)            Except for Permitted Liens, no Borrower shall suffer or permit to occur any sale, transfer, lease (other than a Lease approved by Agent or permitted hereunder without Agent’s approval), conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of all or any portion of a Project or any portion of any other Collateral for the Loan, except that Borrower may consummate dispositions in the Ordinary Course of Business of FF&E for cash and fair value that the applicable Borrower determines in good faith is no longer used or useful in the Borrower’s business or to the extent replaced with FF&E of equal or greater value.

(c)            No Borrower shall suffer or permit to occur any Change in Control.

Section 5.7      Purchase of Assets and Investments. Except as permitted hereunder, no Borrower will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) acquire or own or enter into any agreement to acquire or own any investment in any Person other than Permitted Investments.

Section 5.8      Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.8, and except for transactions that are disclosed to Agent in advance of being entered into and which contain terms that are not materially less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower, except for (i) transactions that are expressly permitted by this Agreement to be conducted between Affiliates and (ii) employment, indemnity and severance arrangements between any Credit Party or their Subsidiaries and their officers and managers in the Ordinary Course of Business.

Section 5.9      Modification of Organizational Documents. No Borrower will, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications (a) required under this Agreement, (b) which are determinations or administrative charges or any other modifications that do not result in an Event of Default under this Agreement, or (c) required by applicable Law and fully disclosed to Agent.

Section 5.10   Modification of Certain Agreements. No Borrower will, directly or indirectly, amend or otherwise modify the Management Agreement or other Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; or (b)  results in the imposition or expansion in any material respect of any obligation of or restriction or burden on any Borrower. Each Borrower shall, prior to entering into any amendment or other modification of any of the foregoing documents, deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy of amendments or other modifications to such documents, and, such Borrower agrees not to take any such action with respect to any such documents without obtaining such approval from Agent.

Section 5.11      Conduct of Business. No Borrower will, directly or indirectly, engage in any line of business other than those businesses engaged in on or prior to the Closing Date, the ownership, leasing and operation of the Project owned by such Borrower and business reasonably related, complementary, incidental, or ancillary thereto or reasonable extensions thereof.

Section 5.12      Operating Leases. Except as permitted hereunder, no Borrower will lease any Project under any Operating Lease without Agent’s consent, which may be withheld in Agent’s reasonable discretion.

Section 5.13      Limitation on Sale and Leaseback Transactions. No Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Borrower or any subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 5.14      Deposit Accounts and Securities Accounts. Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Borrower and/or an account related to a Project, as of the Closing Date. On or prior to the Closing Date, each Borrower and/or Manager and the bank, financial institution or securities intermediary, at which any Deposit Accounts or Securities Accounts with respect to any Project are established, shall enter into a control agreement regarding such accounts pursuant to which such bank, financial institution or securities intermediary, to the extent permitted by applicable Law, acknowledges the security interest of Agent in such account, agrees to comply with instructions originated by Agent directing disposition of the funds or investment property or securities in the account without further consent from any Borrower or Operator, and agrees to subordinate and limit any security interest the bank, financial institution or securities intermediary may have in the account on terms satisfactory to Agent (“Control Agreement”). Upon the occurrence and continuation of an Event of Default, Agent may transfer to the Payment Account, or otherwise direct such bank, financial institution or securities intermediary to transfer to the Payment Account, any funds held in such Deposit Accounts and/or Securities Accounts. No Borrower or Operator will, directly or indirectly, establish any new bank account, Deposit Account or Securities Account without prior written notice to Agent and unless, if requested by Agent, Agent, such Borrower and/or Operator and the bank, financial institution or securities intermediary at which the account is to be opened entered into a Control Agreement regarding such account.

Section 5.15      Compliance with Anti-Terrorism Laws. Agent hereby notifies Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrowers and its principals, which information includes the name and address of each Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Borrower will, directly or indirectly, knowingly enter into any Operative Documents or Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Borrower shall immediately notify Agent if such Borrower has knowledge that any Borrower, any additional Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Article 6 – FINANCIAL COVENANTS

Section 6.1      Additional Defined Terms. The following additional definitions are hereby appended to Section 1.1 of this Agreement:

(a)            “Debt Service” means all debt service (principal payments (if applicable) and interest) due and payable by Borrowers under this Agreement.

(b)         “Debt Service Coverage Ratio” means the ratio of (i) Net Operating Income for the Projects for the applicable measurement period, to (ii) all of the Debt Service due and owing during the applicable measurement period, provided, however, Agent may make pro forma adjustments to account for increases to the SOFR Interest Rate during the applicable measurement period, as applicable. The applicable measurement period shall be the three (3) month period immediately preceding the date of calculation ending on the last day of each applicable quarter.

(c)         “Debt Yield Percentage” means the quotient of (i) annualized Net Operating Income for the Projects for the applicable measurement period divided by (ii) the outstanding principal balance of the Loan, expressed as a percentage. The applicable measurement period shall be the six (6) month period immediately preceding the date of calculation ending on the last day of each applicable quarter.

(d)           “Excess Cash Flow” means Net Operating Income for all Projects (on a combined basis) for the applicable measurement period, less all amounts payable in respect of Debt Service and any other obligations, fees or expenses due under any Financing Document.

(e)            “Net Operating Income” means Operating Revenue minus Operating Expenses for all Projects (on a combined basis).

(f)            “Operating Expenses” means the sum of the following for any period, without duplication, the expenses incurred in connection with owning, leasing, maintaining and operating the Projects, determined on an accrual basis consistent with industry standards for such period (as determined in accordance with GAAP, and as reasonably adjusted by Agent), including, without limitation: (i) recurring expenses to third parties (e.g., real estate tax and insurance expenses or deposits,), (ii) management fees (whether paid or not) in an amount equal to the greater of actual fees accrued or five percent (5.0%) of Operating Revenue for the Projects, (iii) a replacement reserve (whether reserved or not) of not less than $350.00 per unit, as applicable, per annum, as adjusted by Agent in its reasonable discretion for projected capital expenditures, (iv) all interest and fees obligations accruing under any Debt other than the Loan (including FF&E, accounts receivable, or vehicle financing), and (v) any other property operating expenses relating to the normal operation of the applicable Projects, whether the expenses are the responsibility of Borrowers as landlords or Operators as tenants (with the intent being that, without duplication, all ordinary operating expenses for operating the Projects are deemed “Operating Expenses,” whether the landlord or the tenant is obligated to pay such expenses). “Operating Expenses” may be adjusted to reflect estimated increases in operating expenses for the following twelve (12) months due to, among other things, projected increases in property taxes, and insurance costs, as reasonably determined by Agent. “Operating Expenses” shall specifically exclude income taxes, depreciation, and amortization.

(g)            “Operating Revenues” means, for any period of determination, the aggregate sum of all amounts collected from the operation of the Projects for the period, (i) adjusted to reflect a vacancy factor equal to the greater of actual vacancy or five percent (5.0%), (ii) excluding any revenues as may be reasonably determined by Agent (x) to be non-recurring or extraordinary, or (y) to be of a type, nature or amount that would not customarily be generated at a Project of the type and nature of the Projects (for example, income derived from a cell phone tower located at a Project) and (iii) net of any applicable contractual allowances or offsets.

Section 6.2      Debt Service Coverage Ratio. For the quarters identified below, the Debt Service Coverage Ratio shall be no less than the minimum ratios set forth below tested on a quarterly basis:

Quarter Ending	Minimum Debt Service Coverage Ratio
September 30, 2023	1.15 to 1.00
December 31, 2023	1.15 to 1.00
March 31, 2024 and the last day of each quarter thereafter	1.25 to 1.00

Section 6.3      Debt Yield Percentage. For the quarters identified below, the Debt Yield Percentage shall be no less than the minimum percentages set forth below tested on a quarterly basis:

Quarter Ending	Minimum Debt Yield Percentage
March 31, 2023	3.0%
June 30, 2023	3.0%
September 30, 2023	5.5%
December 31, 2023	5.5%
March 31, 2024 and the last day of each quarter thereafter	7.5%

Section 6.4      Evidence of Compliance. Borrowers shall furnish to Agent evidence of compliance with the financial covenants in this Article 6 by submitting to Agent a Compliance Certificate as required in Section 4.1 hereof (in form and content reasonably satisfactory to Agent) and evidence that no Event of Default specified in this Article 6 has occurred. The Compliance Certificate shall include, without limitation, (a) a statement and report, on a form reasonably approved by Agent, detailing Borrowers’ calculations, and (b) if reasonably requested by Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.

Section 6.5      Equity Cure. In the event that Borrowers fail to satisfy the covenant in Sections 6.2 or 6.3, Borrowers may elect to pay (from their funds and/or by receipt of an equity contribution) to Agent no more than two (2) times during the term of the Loan an amount equal to the Covenant Prepayment (as defined below) to be applied to the outstanding Obligations. Such election shall be made by written notice delivered to Agent within ten (10) Business Days after the applicable “as of” calculation date that Borrowers failed to satisfy. If Borrowers make an election hereunder, such election shall be irrevocable and a default under this Section 6.6 shall be deemed an immediate Event of Default if Borrowers fail to make the required prepayment of the Loan within fifteen (15) Business Days after the applicable “as of” calculation date that Borrowers failed to satisfy. If, after giving effect to the Covenant Prepayment, Borrowers are in compliance with the financial covenants set forth in Sections 6.2 and 6.3, Borrowers shall be deemed to have satisfied the requirements of such Sections as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Sections 6.2 or 6.3 that had occurred shall be deemed cured for purposes of this Agreement. The “Covenant Prepayment” shall be an amount determined by Agent in its sole discretion, but which will not be less than an amount which, if applied against the outstanding Obligations of the Loan, would be sufficient to satisfy the covenant in Sections 6.2 and/or 6.3 for the applicable quarter as of the last calculation date, calculating the outstanding principal balance of the Loan after giving effect to such mandatory prepayment actually made. Agent shall have the right to specify in writing an extended payment period for such prepayment, in its sole discretion, but no such extended payment period shall extend beyond the Commitment Expiry Date.

Article 7 – CONDITIONS

Section 7.1      Conditions to Closing. The obligation of each Lender to make the initial advance in respect of the Loan shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance reasonably satisfactory to Agent, and such other closing deliverables reasonably requested by Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Agent and Lenders and their respective counsel in their sole discretion:

(a)            evidence of the consummation of the transactions (other than the funding of the Loan and the closing of any acquisition for which the proceeds of the Loan are purchase money) contemplated by the Operative Documents, including without limitation the funding of any and all investments contemplated by the Operative Documents;

(b)            the payment of all fees, expenses and other amounts due and payable under each Financing Document;

(c)            Agent shall have received general background verifications of the Credit Parties along with any principals, officers and directors of such Credit Parties, in form and substance acceptable to Agent; and

(d)            the absence, since the date of the most recent financial statements delivered to Agent, of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party or any Project, or any event or condition which would reasonably be expected to result in such a material adverse change.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document, each additional Operative Document and each other document, agreement and/or instrument required to be approved by Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Section 7.2      Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its reasonable discretion), Agent shall have the right to perform, all at Borrowers’ expense, the searches described in clauses (a), (b), (c) and (d) below against Borrowers and any other Credit Party, the results of which are to be consistent with Borrowers’ representations and warranties under this Agreement where applicable and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds: (a) UCC searches with the Secretary of State and local filing offices of each jurisdiction where the applicable Person maintains its executive offices, a place of business, or assets and the jurisdiction in which the applicable Person is organized; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; (c) real property title and lien searches in each jurisdiction in which any real property Collateral is located; and (d) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

Section 7.3      Post Closing Requirements. Borrowers shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.3 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent.

Article 8 – REGULATORY MATTERS

Section 8.1         Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make the Loan and other credit accommodations contemplated hereby, Borrowers hereby represent and warrant that, except as otherwise set forth in Article 3 or as disclosed in Schedule 8.1, the following statements are true, complete and correct as of the date hereof, and Borrowers hereby covenant and agree to notify Agent within five (5) Business Days (but in any event prior to Borrowers submitting any requests for advances of reserves or escrows) following Borrower’s knowledge of the occurrence of any facts, events or circumstances that would make any of the following representations and warranties untrue, incomplete or incorrect (together with such supporting data and information as shall be reasonably necessary to fully explain to Agent the scope and nature of the fact, event or circumstance), and shall provide to Agent within three (3) Business Days of Agent’s request, such additional information as Agent shall request regarding such disclosure to the extent such information is available to Borrowers:

(a)         Healthcare Permits. Borrowers and/or Operators have (i) each Healthcare Permit and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities necessary to engage in the ownership, management and operation of the Projects or the assets of any Borrowers and Operators, and (ii) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Healthcare Permit. All such Healthcare Permits are valid and in full force and effect and Borrowers are in material compliance with the terms and conditions of all such Healthcare Permits, except where failure to be in such compliance or for a Healthcare Permit to be valid and in full force and effect would not have a Material Adverse Effect.

(b)         Specific Licensing. Except for the Five Star – Florissant, Missouri Project and the Five Star – Anderson, South Carolina IL Project, which are independent living facilities, the Projects are licensed as assisted living communities or the state equivalent under the applicable laws of the state where the Project is located. The licensed bed or unit capacity of each Project is shown on Schedule 8.1. Borrowers have not granted to any third party the right to reduce the number of licensed beds or units in the Projects or the right to apply for approval to move any and all of the licensed beds or units in the Projects to any other location and there are no pending or contemplated proceedings to reduce the number of licensed beds, persons served or units in the Projects.

(c)         Operating Leases. If required under applicable Healthcare Laws, the Operating Lease has been approved by all necessary Governmental Authorities. Under applicable Healthcare Laws in the state in which each Project is located, the reimbursement rate of the Operator under applicable Third Party Payor Programs is not affected by the rental rates under the Operating Lease. The rental rates provided for under the Operating Lease comply with all applicable Healthcare Laws and do not exceed the rates permitted to be charged under applicable Healthcare Laws.

(d)         Resident Agreements. The Resident Agreements are in material compliance with all applicable Laws, including Healthcare Laws. Except in the Ordinary Course of Business, without the prior written consent of Agent, Borrowers shall not, and shall not permit the Operator to: (i) modify the form of Resident Agreement previously approved by Agent, except to the extent such modifications are required as a result of a statutory or regulatory change, or other guidance or directive from a Governmental Authority; (ii) accept any payment under any Resident Agreement more than one month in advance of its due date or in violation of the cash management or lockbox provisions of this Agreement; (iii) enter into any subleases with respect to any Project; (iv) modify, amend, renew, surrender, terminate, consent to a sublease of, consent to a transfer of, abate rent or other payments due under or otherwise grant any financial or other concession under any sublease with respect to any Project; or (v) enter into any Resident Agreement for a term of more than one (1) year, provided that the term may automatically renew, or upon rates other than market rates or upon a form that fails to comply with applicable Laws.

(e)         [Reserved]

(f)          Participation Agreements/Provider Status/Cost Reports.

(i)            There is no investigation, audit, claim review, or other action pending or, to the knowledge of any Borrower, threatened which could result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Third Party Payor participation agreement or provider number or other Healthcare Permit or result in a Borrower’s exclusion from any Third Party Payor Program, nor has any Third Party Payor Program made any decision not to renew any participation agreement or provider agreement or other Healthcare Permit related to any Project, nor have the Borrowers made any decision not to renew any participation agreement or provider agreement or other Healthcare Permit, nor is there any action pending or, to the knowledge of any Borrower, threatened to impose sanctions with respect to any Project that would reasonably be expected to have a Material Adverse Effect

(ii)            The Borrowers, and, to the knowledge of the Borrowers, their contractors, have properly and legally billed all intermediaries and Third Party Payors for services rendered with respect to the Projects in material compliance with applicable Healthcare Laws and Third Party Payor rules, and have maintained their records to materially reflect such billing practices. No funds relating to Borrowers are now, or, to the knowledge of Borrowers will be, withheld by any Third Party Payor.

(iii)            Operators have the requisite participation agreement or provider number or other Healthcare Permit to bill the respective Medicaid programs in the state or states in which such Operators operate (to the extent such Operator participates in the Medicaid program in such state or states) and all other Third Party Payor Programs which have historically accounted for any material portion of the revenues of such Project.

(iv)            All Medicaid and private insurance cost reports and financial reports submitted by the Borrowers are and will be materially accurate and complete and are not and will not be misleading in any material respects. No cost reports for the Projects remain “open” or unsettled and there are no current, pending or outstanding Medicaid or other Third Party Payor Program reimbursement audits or appeals pending with respect to the Projects or the Borrowers.

(g)         No Violation of Healthcare Laws.

(i)            None of the Projects, the Borrowers, Operators or Managers is in violation of any Healthcare Laws, except where any such violation would not reasonably be expected to have a Material Adverse Effect.

(ii)            Borrowers are HIPAA Compliant.

(h)         Proceedings. No Borrower nor any Project is subject to any proceeding, suit or, to Borrowers’ knowledge, investigation by any Governmental Authority relating to any actual or alleged non-compliance with any Healthcare Law: (i) which may reasonably be expected to result in the imposition of a lower reimbursement rate for services rendered to eligible patients which has not been provided for on their respective financial statements or sanction which would reasonably be expected to have a Material Adverse Effect on any Borrower or the operation of any individual Project; (ii) which could reasonably be expected to result in the revocation, transfer, surrender, suspension or other impairment of the operating certificate, provider agreement or Healthcare Permits of the Project; (iii) which pertains to any voluntary disclosure pertaining to a potential overpayment matter involving the submission of claims to a Third Party Payor by a Borrower; or (iv) which pertains to any state or federal cost reports or claims filed by any Borrower, or any disallowance by any commission, board or agency in connection with any audit of such cost reports.

(i)          Ancillary Laws. Borrowers have received no notice, and are not aware, of any violation of applicable antitrust Laws, employment or landlord-tenant Laws of any Governmental Authority with respect to the Projects or the Borrowers.

Section 8.2         Licensed Facilities.

(a)         Certificates of Need.

(i)            If required under applicable Healthcare Laws, Borrower has and shall maintain in full force and effect a valid CON for no less than the number of beds and units in the applicable Project as of the date of this Agreement. Borrower shall maintain any applicable CON free from restrictions or known conflicts which would materially impair the use or operation of the applicable Project for its current use, and shall not permit any CON to become provisional, probationary or restricted in any way. Each Borrower that is the owner of the fee simple real estate for the Project shall be the owner of the CON, if any, relating to each Project.

(ii)            No Borrower shall do (or suffer to be done by any Borrower or any Affiliate of any Borrower) any of the following without Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed:

(A)            Replace or transfer all or any part of any Project’s units or beds to another site or location;

(B)            Transfer or demise any CON or other Healthcare Permit or rights thereunder to any Person (other than Agent) or to any location other than the Project to which such CON or Healthcare Permit pertains; or

(C)            Pledge or hypothecate any CON or other Healthcare Permit as collateral security for any indebtedness other than indebtedness to Agent.

(iii)            No CON has been demised as part of any Lease other than an Operating Lease approved by Agent in writing, and any such Operating Lease binds the Operator by such written contractual agreements as are necessary or appropriate to ensure that the Operator has no right to pledge, transfer or otherwise alienate the CON, and that all of Operator’s rights in and to such CON shall cease and revert in full to Borrower upon a termination or expiration of any Operating Lease.

(iv)            If any Borrower has authorized or permitted an Operator to apply for or maintain the CON, or if the CON for a Project operated by an Operator merges into a state-issued license to operate the Project, Borrower shall at all times ensure that, under the terms of the Operating Lease, Operator has no right to pledge, transfer, hypothecate or otherwise alienate the CON, and that all of Operator’s rights in and to such CON shall cease and revert in full to Borrower upon any termination or expiration of the Operating Lease. Borrower shall enforce all rights under the Operating Lease to seek to prevent the Operator from taking any action that would reasonably be expected to cause or permit such CON to be pledged, transferred, hypothecated or otherwise alienated. Borrower shall not consent to, or permit to occur, any pledge, transfer, hypothecation or other alienation (other than to Agent under the Security Documents, to the extent permissible by Law) of the CON by Borrower, any Credit Party, and Operator or any Operator.

(b)         Resident Deposits and Resident Agreements. Borrowers will maintain or cause to be maintained all deposits, including, without limitation, deposits relating to residents or Resident Agreements. If such deposits are in cash, such deposits are to be deposited and held by a Borrower (or the Manager under the Management Agreement), as the case may be, at such commercial or savings bank or banks as may be reasonably satisfactory to Agent; if such deposits are in any other form, such deposits are to be maintained as Agent may expressly permit. Any bond or other instrument which a Borrower (or the Manager under the Management Agreement), as the case may be, is permitted to hold in lieu of cash deposits under any applicable Laws shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Agent, shall, if permitted pursuant to any Laws, name Agent as payee or mortgagee thereunder (or at Agent’s option, be fully assignable to Agent) and shall, in all respects, comply with any applicable Laws and otherwise be reasonably satisfactory to Agent. Borrower shall, upon request, provide Agent with evidence reasonably satisfactory to Agent of Borrower’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, or shall cause, upon Agent’s request, if permitted by any applicable Laws, turn over to Agent the deposits (and any interest theretofore earned thereon) with respect to the Projects, to be held by Agent subject to the terms of their related Resident Agreements. No Resident Agreements (i) deviate or will deviate in any material adverse respect from the standard form approved by Agent prior to Closing, or (ii) conflict with any Laws.

(c)         Manager. Borrowers shall cause the Projects at all times to be managed by Property Manager (the “Manager”) pursuant to a Property Management Agreement (the “Management Agreements”). In addition to (but not in limitation of) the covenants set forth in Section 5.10, Borrowers shall not (i) change the Manager of any Project or make any modification, amendment, termination or cancellation of the Management Agreements or agreements with brokers, (ii) enter into any other agreement relating to the management or operation of any Project with Manager or any other Person, (iii) consent to the assignment by Manager of its interest under the Management Agreements, or (iv) waive or release any of its rights and remedies under the Management Agreements, in each case, without the prior written consent of Agent given or withheld in Agent’s sole and absolute discretion. Any substitute property manager shall be required to enter into an assignment and subordination of management or operating agreement in form and substance reasonably satisfactory to Agent. Such restrictions and approval rights are solely for the purposes of assuring that the Projects are managed and operated in a first-class manner consistent with Healthcare Laws and the preservation and protection of the Projects as security for the Obligations and shall not place responsibility for the control, care, management or repair of the Projects upon Agent, or make Agent responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Projects.

(d)         Transfer of Healthcare Permits and Operations. Upon written notice from Agent to Borrowers following the occurrence of an Event of Default that is continuing hereunder, the following provisions shall be effective:

(i)            Borrowers shall execute, deliver and file all documents and statements requested by Agent to effectuate a change of ownership of the Healthcare Permits for any Project to a replacement operator designated by Agent (“Replacement Operator”), subject to required approval of any Governmental Authority. Borrowers further shall provide to Agent all information and records requested by Agent in connection with the change of ownership of the Healthcare Permits; and

(ii)            In order to facilitate an efficient transfer of the operations of any Project, Borrowers shall, if and to the extent requested by Agent, (A) deliver to Agent copies of all Healthcare Permits and the most recent reports and notices pertaining to such Project required to be delivered under Section 8.1; (B) continue and maintain the operation of such Project in the Ordinary Course of Business, including, without limitation, continuing to operate the Project within approximately its typical resident census range, to the extent within Borrowers’ control and excluding any ordinary resident attrition, until the transfer of the operations of such Project to the Replacement Operator is completed; (C) enter into such operation transfer agreements, management agreements, and other agreements as may be requested by Agent until the transfer of the operations of such Project to the Replacement Operator is completed; and (D) provide reasonable continued access to Agent and its agents to show such Project to potential replacement operators at reasonable times during such Project’s normal business hours. Borrowers hereby consent to the disclosure by Agent to potential replacement operators of Borrowers’ financial statements, licensure reports and surveys, financial and property due diligence materials and other documents, materials and information relating to any Project.

Section 8.3         Healthcare Operations.

(a)         Borrowers will timely file or caused to be timely filed (after giving effect to any extension duly obtained), all notifications, reports, submissions, Healthcare Permit renewals, cost reports and other reports of every kind whatsoever required by applicable Healthcare Laws (which cost reports will be materially accurate and complete in all respects and not misleading in any material respect).

(b)         Borrowers will maintain, or cause to be maintained, in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of any Project for its current use, all Healthcare Permits necessary under applicable Healthcare Laws to carry on the business at the Projects as it is conducted on the Closing Date.

(c)         Borrowers will not suffer or permit to occur any of the following:

(i)            any change of ownership of a Healthcare Permit or rights thereunder to any Person (other than Borrowers or Agent) or to any location other than a Project approved by Agent in advance in writing;

(ii)            any pledge or hypothecation of any Healthcare Permit as collateral security for any indebtedness other than indebtedness to Agent, to the extent permissible by Law;

(iii)            any rescission, withdrawal, revocation, amendment or modification of or other alteration to the nature, tenor or scope of any Healthcare Permit without Agent’s prior written consent, including, without limitation, (A) any change to the authorized units/beds and persons served capacity of any Project and/or the number of units/beds and persons served approved by the applicable Governmental Authority, and (B) any transfer of all or any part of any Project’s authorized units or beds to another site or location;

(iv)            any facility-initiated transfer of any resident of any Project to any other facility without reasonable cause, unless such transfer is at the request of the resident (without economic incentives being given to the resident by an Affiliate of any Borrower) or its payor or is for reasons relating to non-payment or the health of the resident, required level of medical care of the resident or safety of the resident or other residents of the facility;

(v)            without Agent’s prior written consent and all necessary Healthcare Permits, the provision by any Borrower of additional regulated services at any Project, including, without limitation, medical services; or

(vi)            any fact, event or circumstance for which notice to Agent is required under Section 8.1.

(d)        [Reserved].

(e)         Borrowers will at all times be, and cause all Operators to be, HIPAA Compliant.

Section 8.4         Third Party Payor Programs. Neither the Projects, nor any Borrower, shall, other than in the Ordinary Course of Business, change the terms of any Third Party Payor Programs or its normal billing payment and reimbursement policies and procedures with respect thereto (including without limitation the amount and timing of finance charges, fees and write-offs). Borrowers will (a) maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of any Project for its current use, all Healthcare Permits necessary under Healthcare Laws to continue to receive reimbursement under all Third Party Payor Programs in which any Borrower or any Project participates as of the date of this Agreement, and (b) provide to Agent upon request, an accurate, complete and current list of all participation agreements with Third Party Payors with respect to the business of Borrowers. Borrowers shall at all times materially comply with all requirements, contracts, conditions and stipulations applicable to Borrowers in order to maintain in good standing and without default or limitation all such participation agreements.

Section 8.5         Cures. If there shall occur any fact, event or circumstance for which Borrowers are required to give Agent notice under Section 8.1 above after the Closing Date, Borrowers shall take such action as is necessary to validly challenge or otherwise appropriately respond to such fact, event or circumstance within any timeframe required by applicable Healthcare Laws, and shall thereafter diligently pursue the same to a favorable conclusion, all to the effect that the fact, event or circumstance giving rise to Borrowers’ notice obligation under Section 8.1 shall be dismissed, rescinded, eliminated and otherwise cease to exist on that date which is the earlier to occur of (a) sixty (60) days after the date any Borrower or any of its Affiliates became aware of such fact, event or circumstance, or (b) the expiration of any cure period given under applicable Healthcare Laws.

Article 9 – REAL PROPERTY MATTERS

Each Borrower agrees that, so long as any Credit Exposure exists:

Section 9.1         Leases; Resident Agreements.

(a)         Without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrowers shall not: (i) enter into any Leases other than Minor Leases and Resident Agreements; (ii) modify, amend, renew, surrender, terminate, consent to a sublease of, consent to a transfer of, abate rent or other payments due under or otherwise grant any financial or other concession under any Lease other than Minor Leases and, in the Ordinary Course of Business, Resident Agreements; (iii) accept any rental payment under any Leases more than one month in advance of its due date, except with respect to Resident Agreements entered in the Ordinary Course of Business provided that such payments are maintained by Borrowers in a cash reserve or as otherwise approved by Agent in writing; or (iv) enter into any ground lease of any Project

(b)         Borrowers shall, and shall cause Operator to, provide Agent with a copy of all Leases other than Resident Agreements, no less than five (5) days prior to execution of such Leases, unless such Leases shall be substantially on the form of lease previously approved by Agent, subject to changes negotiated by the Operator in the Ordinary Course of Business. If Agent consents to any new Lease or the modification or renewal of any existing Lease, except in connection with Resident Agreements, at Agent’s request, Borrowers or Operator, as applicable, shall use commercially reasonable efforts to cause the tenant thereunder to execute a subordination and attornment agreement in form and substance reasonably satisfactory to Agent.

(c)         Any Operating Lease shall at all times be in form and substance reasonably satisfactory to Agent. Each Operating Lease shall at all times require the tenant thereunder to furnish to Borrowers (so that Borrowers may fulfill their covenants and obligations to Agent hereunder) (i) census reports no less than monthly, (ii) copies of all Healthcare Law compliance surveys conducted with respect to the Projects, (iii) monthly statements of Net Operating Income attributable to the healthcare operations at the Projects, and (iv) such other information as Borrowers shall require to fulfill their obligations to Agent under this Agreement.

(d)         Borrowers shall not suffer or permit any material breach or material default to occur in any of Borrowers’ obligations under any of the Leases nor suffer or permit the same to terminate by reason of any failure of Borrowers to meet any requirement of any Operating Lease. Borrowers shall notify Agent promptly in writing upon obtaining knowledge that an Operator has committed a material default beyond any applicable notice and/or cure periods under an Operating Lease or Management Agreement. Borrowers shall notify Agent promptly in writing upon obtaining knowledge that a tenant other than an Operator has committed a material default under a Lease.

(e)         Borrowers shall not suffer or permit any material breach or material default by an Operator to occur in any of the Operator’s obligations under any Resident Agreement.

(f)          If the Operator for the Project is a Person separate and distinct from the Borrowers, then the Operator’s occupancy of the Project shall at all times be pursuant to the Operating Leases or Management Agreements approved by Agent. In the event an Operator loses its license to operate a Project, Borrowers shall act in good faith to promptly replace such Operator or assist such Operator to reinstate such license in accordance with the terms of the applicable Project Operating Lease or Management Agreement.

Section 9.2         Project Use and Operation.

(a)         Except for Minor Alterations and as otherwise permitted hereunder and under the other Financing Documents, without the prior written consent of Agent in each instance, which consent shall not be unreasonably withheld or delayed, Borrowers shall not demolish, remove, construct, or, except as otherwise expressly provided herein (including, without limitation, with respect to Minor Alterations), restore, or alter the Projects or any portion thereof; nor consent to or knowingly permit any such demolition, removal, construction, restoration, addition or alteration which would materially diminish the value of the Projects. Except as expressly permitted herein, no excavation, construction or earth work shall be done to or for the benefit of a Project, without Agent’s approval, which shall not be unreasonably withheld, conditioned or delayed, except for normal repair and maintenance in the Ordinary Course of Business or due to an emergency at a Project. Borrowers shall, at their expense, (i) take good care of the Projects including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Laws in all material respects, (ii) promptly make all material repairs to the Projects, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Projects in a manner consistent with their quality and use in the Ordinary Course of Business, and (iii) not intentionally commit or suffer to be committed any material waste of the Projects or do or suffer to be done anything which will increase the risk of fire or other hazard to the Projects or materially impair the value thereof. Borrowers shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Projects, clean and free from dirt, snow, ice, rubbish and obstructions.

(b)        Unless required by applicable Law, Borrowers shall not permit or engage in changes in the use of any Project (including any change from residential to non-residential use, or from non-residential use to residential use) from the use at the time this Agreement was executed without Agent’s prior written consent. Borrowers shall not request and shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification or use of any Project, or grant any encumbrances or easements burdening any Project, without in each case obtaining Agent’s prior written consent. Borrowers shall not desert or abandon the Projects or cause or permit the use or occupancy of any part of the Projects to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation in a manner that would have a Material Adverse Effect.

(c)         Borrowers shall not, and neither shall permit, the Projects or any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form or ownership.

(d)         All of Borrowers’ FF&E shall always be located at such Project and shall be kept free and clear of all Liens other than the Permitted Liens, other than items disposed of in the Ordinary Course of Business that Borrower determines in good faith to be no longer used or useful in the Borrower’s business or are replated with FF&E of equal or greater value. Except as set forth above, Borrowers shall not, without the prior written consent of Agent, remove or permit to be removed from any Project any of the FF&E except to repair or replace the same.

(e)         Borrowers shall not consent to or initiate the joint assessment of any Project (i) with any other real property constituting a separate tax lot and Borrowers represent and covenant that each Project is are and shall remain a separate tax lot, or (ii) with any portion of the Projects which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Project as a single lien.

Section 9.3         Casualty Proceeds.

(a)         Borrowers shall notify Agent promptly of the commencement or written threat of any Taking of one or more of the Projects or any portion thereof or of the occurrence of any casualty with respect to any Project.

(b)         Subject to the provisions of Section 9.4 below, Agent may elect to collect, retain and apply against the Obligations of Borrowers under this Agreement or any of the other Financing Documents all proceeds of insurance resulting from any loss at any Project or of any Taking of all or any portion of a Project (individually and collectively referred to as “Casualty Proceeds”) after deduction of all expenses of collection and settlement, including attorneys’ and adjusters’ fees and charges. If any insurance proceeds are paid by check, draft or other instrument payable to any Borrower and Agent jointly, such Borrower authorizes Agent to endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is authorized and empowered, and each Borrower hereby irrevocably appoints Agent as its (or their) attorney-in-fact (such appointment is coupled with an interest), at Agent’s option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrowers, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss which such power of attorney will automatically terminate on the Termination Date. Any Casualty Proceeds remaining after repayment of the Obligations shall be paid by Agent to Borrowers.

(c)         Notwithstanding anything in Section 9.3(b) to the contrary, in the event of any casualty to any Project, Agent agrees to make available the Casualty Proceeds to restoration of the Project if (i) no Event of Default exists, (ii) all Casualty Proceeds are deposited with Agent, (iii) in Agent’s reasonable judgment, the amount of Casualty Proceeds available for restoration of the Project is sufficient to pay the full and complete costs of such restoration or if insufficient, Borrower deposits with Lender the deficiency, and that Borrower is likely to achieve the levels of Net Operating Income that existed prior to the casualty for the affected Project within twelve (12) months following the substantial completion of the restoration of the Project, (iv) no Operating Lease or Management Agreement pertaining to the affected Project is or will be terminated as a result of such casualty, and each Operator under an applicable Operating Lease or Management Agreement for the affected Project shall have reaffirmed its Operating Lease or Management Agreement and continuing obligation to pay rent in accordance with the terms of the Operating Lease or Management Agreement, without offset or recoupment, upon restoration of the Project (and during the restoration if so required under the Operating Lease or Management Agreement), (v) the Net Operating Income from the affected Project (taking into account the effect of business interruption or rent loss insurance) will not decrease more than thirty five percent (35%) as a result of such casualty after such restoration has been completed, (vi) the Net Operating Income from all Projects (taking into account the effect of business interruption or rent loss insurance) will not decrease more than twenty percent (20%) as a result of such casualty after such restoration has been completed, (vii) in Agent’s reasonable determination or upon a current appraisal obtained by Agent, the Obligations will not exceed sixty-five percent (65%) of the fair market value of the Project after completion of restoration but prior to any re-tenanting, (viii) in Agent’s reasonable determination, the affected Project can be restored to an architecturally and economically viable project in compliance with applicable Laws in all material respects, (ix) each Guarantor, if any, reaffirms any Guarantee and any other Financing Document to which it is a party, in writing, (x) in Agent’s reasonable determination, such restoration is likely to be completed not later than twelve (12) months prior to the Termination Date, and (xi) the Borrowers provide Agent an updated insurance certificate indicating that all required insurance hereunder in respect of the Projects, including business interruption insurance, has been extended to a date that is no less than twelve (12) months from the date such restoration is completed.

(d)         Notwithstanding the foregoing, if the damage to the Project does not exceed $750,000.00, and so long as no Event of Default is continuing, Borrowers shall be entitled to receive and Agent (to the extent received by Agent) shall make available to Borrower the Casualty Proceeds attributable thereto, provided, however, that Borrowers shall use the Casualty Proceeds to restore or rebuild the Project to its condition prior to such casualty or Taking.

Section 9.4         Borrowers’ Obligation to Rebuild and Use of Casualty Proceeds.

(a)         In case Agent does not elect to apply or does not have the right to apply the Casualty Proceeds to the Obligations, as provided in Section 9.3 above, Borrowers shall:

(i)            Proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Casualty Proceeds to be deposited with Agent;

(ii)            In the event of any material delay in making settlement with insurers or the appropriate governmental authorities or effecting collection of the Casualty Proceeds, unless Borrower is diligently pursuing such settlement or collection, deposit with Agent the full amount required to complete construction as aforesaid;

(iii)            In the event the Casualty Proceeds are materially insufficient to assure Agent that all contemplated repairs or construction will be completed, promptly deposit with Agent any amount necessary to assure that such contemplated repairs or construction will be completed; and

(iv)            Promptly proceed with the assumption of construction of the Project, including the repair of all damage resulting from such casualty, Taking or other cause and restoration to its former condition.

(b)         Any request by Borrowers for a disbursement by Agent of Casualty Proceeds and funds deposited by Borrowers shall be subject to reasonable construction loan type draw requirements as reasonably determined by Agent.

(c)         Notwithstanding anything to the contrary, if the damage to the Projects does not exceed $750,000.00 and so long as no Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the consent of Agent and agree with the insurance company or companies (or Governmental Authority, in the case of a Taking) on the amount to be paid upon the loss, provided, however, that such adjustment is carried out in a competent and timely manner. Any monies collected under this subsection (c) shall be applied in accordance with Section 11.6 below.

(d)         If the damage to the Projects exceeds $750,000.00, then Agent may elect to file the respective proof of loss, settle and adjust any claim without the consent of Borrowers and agree with the insurance company on the amount of the Casualty Proceeds in the place and stead of Borrowers and without the consent of Borrowers; provided, however, that so long as no Event of Default exists, Agent agrees to work with Borrowers and to keep Borrowers fully apprised of any and all action Agent takes to settle or adjust any claim. Borrowers hereby release Agent from any and all liability with respect to the settlement and adjustment by Agent of any claims in respect of any casualty pursuant to this clause (d).

Section 9.5         Tax Reduction Proceedings. During the continuance of an Event of Default, Borrowers shall be deemed to have appointed Agent as their attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Projects for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Obligations remains unpaid and any Event of Default shall be continuing.

Section 9.6         Commingling; FIRPTA. No Borrower has commingled the funds related to the Projects with funds from any other property other than commingling of funds from one of the Projects with funds from one or more of the other Projects. Neither Borrowers nor any direct partner, stockholder, member or other principal in Borrowers is or will be held directly by a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate”, “foreign person”, “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of the Internal Revenue Code Sections 897, 1445 or 7701, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

Section 9.7         Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make the Loan and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Agent and each Lender the following as of the date hereof with respect to each individual Project, standing alone and without reliance upon any other Project:

(a)         Except as disclosed to Agent in writing or set forth in any title policy or zoning report delivered to Agent as of the Closing Date, (i) no condemnation of any portion of any Project, has commenced or, to any Borrower’s knowledge, has been threatened in writing by any Governmental Authority, (ii) no condemnation or relocation of any roadways abutting any Project has commenced or, to any Borrower’s knowledge, is contemplated by any Governmental Authority, and (iii) no proceeding to deny access to any Project from any point or planned point of access to any Project, has commenced or, to any Borrower’s knowledge, has been threatened in writing by any Governmental Authority.

(b)         The use of any Project as an independent living, assisted living, and/or memory care facility and the contemplated accessory uses do not violate, in any material respects, (i) any Laws (including subdivision, zoning and building Laws and Environmental Laws), or (ii) any building permits, covenants, conditions and restrictions of record, or agreements affecting any Project or any part thereof. Neither the zoning authorizations, subdivision approvals or variances nor any other right to construct or to use any Project is to any extent dependent upon or related to any real estate other than the real property constituting the Collateral. Except as disclosed to Agent in the title policies, zoning reports or on the land title surveys delivered to Agent prior to the Closing Date, no building or other improvement encroaches upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which Borrowers are aware or has reason to believe may exist) with respect to any Project. Except as disclosed to Agent in the title policies, zoning reports or on the land title surveys delivered to Agent prior to the Closing Date, no Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or designated as a wetland by any governmental entity having jurisdiction over the Project. All material Permits required for the use and occupancy of the Project have been obtained. All Laws relating to the construction of and operation of the Projects have been complied with in all material respects and all material permits and licenses required for the construction of and operation of the Project have been obtained. The Projects are accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. Each Project has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone facilities, other required public utilities, fire and police protection, and means of access between the Project and public highways for the use thereof; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws. The Project includes all property and rights that may be reasonably necessary or desirable to promote the present uses and enjoyment thereof. To the best of each Borrower’s knowledge, there are no, nor are there any written alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions or restrictions of record, or other agreements relating to any Project, or the improvements thereto, or any part thereof. Final certificates of occupancy or non-residential use permits have been obtained for all improvements on the Project to the extent issued by the applicable Governmental Authority. The parcels of land comprising each Project are contiguous, subdivided parcels and are in full compliance with applicable subdivision ordinances. No subdivision or resubdivision of such parcels is required to: (y) convey, transfer, assign or lease such parcels, either individually or as a whole; or (z) rebuild after a casualty all or any portion of the improvements on the Project to current size and configuration.

(c)         The Project is taxed separately without regard to any other property and for all purposes the Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Project or any part thereof, except general real estate taxes for fiscal year 2021-2022 not yet due or payable. To each Borrower’s knowledge, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of any Project.

(d)         There has been no material damage or destruction of any part of any Project by fire or other casualty that has not been repaired. To Borrower’s knowledge, except for routine maintenance or capital improvements required to be made by Borrowers under this Agreement, there are presently no existing defects in any Project and no repairs or alterations thereof are reasonably necessary or appropriate.

(e)         Neither Borrower nor any Operator has entered into any non-residential Leases that are currently in effect other than Leases as set forth on the rent roll delivered by Borrower to Agent prior to the closing of the Loan, which Borrower certifies is, to Borrower’s knowledge, true and correct in all material respects. True, correct and complete copies of the form of Resident Agreement and other lease or care documents and all non-residential Leases, as amended, as in effect with respect to Borrower’s or Operator’s operation of the Project, have been delivered to Agent. All Leases listed in the rent roll are in full force and effect. To Borrower’s knowledge, neither Borrower nor any tenant is in default under any Lease. Borrower has disclosed to Agent in writing any material default (after expiration of any applicable notice and cure periods) by any tenant under any Lease of which it has knowledge and no notice of termination has been issued under any Lease. All rents or other payments required of the tenant under the Lease due to date have been collected and have been collected no more than one (1) month in advance except with respect to Resident Agreements entered in the Ordinary Course of Business provided that such payments are maintained by Borrowers in a cash reserve or as otherwise approved by Agent in writing, and no tenant has been granted any rent concession or inducement whatsoever except as reflected on the rent roll previously delivered to Agent and, in each case, except as otherwise approved by Agent in writing or made in the Ordinary Course of Business.

Article 10 – SECURITY AGREEMENT

Section 10.1       Grant of Security Interest. As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Agent, for the benefit of itself and for the Lenders, subject to Permitted Liens, a continuing Lien on and security interest in, upon, and to all right, title and interest in and to any and all property and interests in property of Borrowers, other than Healthcare Permits, whether now owned or hereafter created, acquired or arising including all of the following properties and interests in properties (the “Personal Property”; unless otherwise defined in this Agreement, all terms used in this Article 10 shall have the meanings given them in Article 9 of the UCC):

(a)         all of Borrowers’ Accounts (including all non-governmental healthcare insurance receivables), and all of Borrowers’ money, contract rights, chattel paper, documents, deposit accounts, securities, Securities Accounts, investment property and instruments with respect thereto, and all of Borrowers’ rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing;

(b)        to the extent not listed above, all of Borrowers’ money, securities, investment property, deposit accounts, instruments, general intangibles, intellectual property, non-governmental healthcare insurance receivables, inventory and other property and the proceeds thereof;

(c)         all of Borrowers’ letter-of-credit rights and commercial tort claims;

(d)         all of Borrowers’ now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof and all present and future warranties, manuals and other written materials relating thereto;

(e)            all of Borrowers’ now owned or hereafter acquired goods of any kind and any and all tangible and intangible books and records of Borrowers relating to Borrowers, their businesses, their financial condition, records and statements, the Projects and/or the Collateral;

(f)            to the extent not listed above as original collateral, the proceeds (including, without limitation, insurance proceeds) and products of any or all of the foregoing, and all accessions to, substitutions for or replacements of and rents and profits from any or all of the foregoing; and

(g)            to the extent not listed above, all of Borrowers’ rights as a secured party in and to the property of Operator to which Operator granted a security interest in favor of Borrowers under an Operating Lease.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any permit, lease, license or other contract right of Borrowers if the grant of a security interest in such permit, lease, license or other contract right in the manner contemplated by this Agreement is prohibited by the terms of such permit, lease, license or other contract right or by applicable Law and would result in the termination of such lease or license or give the other parties thereto the right to terminate, accelerate or otherwise adversely alter any Borrower’s rights, title and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including the Bankruptcy Code and Sections 9-406, 9-407 and 9-408 of the UCC) or principles of equity, (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such permit, lease, license or other contract right or in any applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license or other contract right shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, and (iii) all rights to payment of money due or to become due pursuant to, and all rights to the proceeds from the sale of, any such permit, lease, license or other contract right shall be and at all times remain subject to the security interests created by this Agreement.

Section 10.2       Representations Regarding Security Interest. Pursuant to the Liens created pursuant to Section 10.1 above and pursuant to all of the other Security Documents (if any) (including, without limitation, any and all UCC financing statements being filed by Agent), and assuming that any such Security Document that is intended to be filed with any governmental public recording office has been so filed, Agent has been granted and has a valid and perfected first priority security interest and Lien in the Collateral, including the Personal Property (subject only to any Permitted Liens under the terms of this Agreement and the other Financing Documents) securing the payment of the Obligations, and such security interests and Liens are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable Laws as enacted in any relevant jurisdiction which relate to perfected security interests. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (a) the grant by each Borrower to Agent of the security interests and Liens in the Collateral, including the Personal Property, provided for under this Agreement and the other Security Documents (if any), or (b) the exercise by Agent of its rights and remedies with respect to the Collateral, including the Personal Property, provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC.

Section 10.3       Financing Statements. Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Borrower now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral.

Article 11 – EVENTS OF DEFAULT

Section 11.1       Events of Default. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a)            (i) any Borrower shall fail to pay within three (3) days when due any principal or interest due under this Agreement, or fee due under the Fee Letter, (ii) any Borrower shall fail to pay any other amount payable under any Financing Document within five (5) days after receipt by Borrower Representative of notice from Agent, (iii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Sections 4.4(d), Article 5 and Article 6 (subject to the cure right set forth in Section 6.6), or (iv) there shall occur any default in the performance of or compliance with Section 4.1 or 4.6 of this Agreement and such default in performance or compliance is not remedied by the Credit Party within ten (10) Business Days after Borrower Representative’s receipt of written notice from Agent of such default;

(b)            any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 11.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within thirty (30) days after the earlier of (i) receipt by Borrower Representative of notice from Agent of such default, or (ii) actual knowledge of any Borrower or any other Credit Party of such default;

(c)            any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made) provided, however, if (i) any untrue certification, representation or warranty is susceptible of being cured and (ii) such certification, representation or warranty was unintentionally incorrect when made (or deemed made) by any Credit Party, then Borrowers (or Guarantor, if applicable) shall have the right to cure such certification, representation or warranty within thirty (30) days after the earlier of (i) receipt by Borrower Representative of written notice from Agent or Required Lenders of such default, or (ii) actual knowledge of any Borrower or any other Credit Party of such default;

(d)            (i) failure of any Borrower or Guarantor to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loan), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loan), if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, to cause, Debt or other liabilities having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $250,000 to become or be declared due prior to its stated maturity; or (ii) the occurrence of any breach or default, giving effect to all applicable notice and cure periods, under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt;

(e)            any Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(f)            an involuntary case or other proceeding shall be commenced against any Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Borrower or Guarantor under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Borrower or Guarantor;

(g)           (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $125,000;

(h)            one or more judgments or orders for the payment of money (to the extent not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged such coverage in writing, if applicable) aggregating in excess of (y) $500,000 shall be rendered against any or all Borrowers or (z) $1,500,000 shall be rendered against any or all Guarantors and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)             any action or omission of any Credit Party shall cause or result in any Lien created by any of the Security Documents to fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

(j)             the institution by any Governmental Authority of felony criminal proceedings against any Borrower or Guarantor;

(k)            a default or event of default occurs under any Guarantee of any portion of the Obligations after the expiration of all applicable notice and cure periods;

(l)             any Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(m)           there shall occur any event of default by Borrower under any Operating Lease, Management Agreement or other Operative Document (and such default is not cured within the applicable time period set forth therein);

(n)            there shall occur any Change in Control in violation of Section 5.6(c);

(o)            any failure of any Credit Party to comply with any of provisions of any Financing Document pertaining to Hazardous Materials or Environmental Laws after the expiration of all applicable notice and cure periods;

(p)            any material revocation, suspension, exclusion, termination, probation, restriction, limitation or non-renewal of any (i) Healthcare Permit or (ii) participation in a Third Party Payor Program which is not cured within ninety (90) days, provided, that if (1) the subject default is not readily susceptible to cure within such ninety (90) days, and (2) such Borrower commences the cure process within the initial ninety (90) day period and continues to diligently pursue the same to completion on a commercially reasonable basis after the expiration of the initial ninety (90) day period, then such failure shall not constitute an Event of Default so long as such affected Project is not prohibited from operating as an independent living, assisted living, and/or memory care facility; or

(q)            if a Governmental Authority prohibits any Borrower’s or Operator’s ability to accept, admit and/or retain patients or residents, as applicable, at a Project for more than ninety (90) days and which would not result in a Material Adverse Effect.

Notwithstanding the foregoing, if a Credit Party fails to comply with any same provision of this Agreement three (3) times in any twelve (12) month period and Agent has given to Borrower Representative in connection with each such failure any notice to which Borrowers would be entitled under this Section before such failure could become an Event of Default, then all subsequent failures by a Credit Party to comply with such provision of this Agreement shall effect an immediate Event of Default (without the expiration of any applicable cure period) with respect to all subsequent failures by a Credit Party to comply with such provision of this Agreement, and Agent thereupon may exercise any remedy set forth in this Article 11 without affording Borrowers any opportunity to cure such Event of Default.

All cure periods provided for in this Section 11.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

Section 11.2       Acceleration and Suspension or Termination of Loan Commitment. Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Loan Commitment and the obligations of Agent and the Lenders with respect thereto, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Loan Commitment Percentage), and/or (b) by notice to Borrower Representative declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 11.1(e) or 11.1(f) above, without any notice to any Borrower or any other act by Agent or the Lenders, the Loan Commitment and the obligations of Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.

Section 11.3       UCC Remedies. Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Agent, in addition to all other rights, options, and remedies granted to Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law. Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral; to execute all applications and certificates in the name of such Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

Section 11.4       Default Rate of Interest. At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loan and other Obligations shall bear interest at rates that are five percent (5.0%) per annum in excess of the rates otherwise payable under this Agreement (“Default Interest Rate”).

Section 11.5       Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Borrower (regardless of whether such balances are then due to such Borrower), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 11.5.

Section 11.6       Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default but subject to applicable law, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Borrower or any Guarantor of all or any part of the Obligations, and, as between Borrowers on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrowers owing to Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.

Section 11.7       Waivers.

(a)            Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives other than the defense of payment: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, instruments, chattel paper and Guarantees at any time held by Lenders on which any Borrower may in any way be liable; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)            Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Agent or any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)            To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Agent may at any time after such acquiescence require Borrowers to comply with all such requirements. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loan, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loan or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Loan, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)           Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Financing Documents and other security instruments or agreements securing the Loan have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Financing Documents.

(e)            Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers’ obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers’ obligations under the Financing Documents. In addition, Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Loan, Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

(f)            To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

Section 11.8       Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

Section 11.9       Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes any payment or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

Article 12 – [RESERVED]

Article 13 – AGENT

Section 13.1       Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 13.16 and to the terms of the other Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 13 are solely for the benefit of Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents, servicers, trustees, investment managers or employees.

Section 13.2       Agent and Affiliates. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

Section 13.3       Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein. Lenders agree that all actions, notices and communications with Borrowers, Guarantors and any other Credit Parties shall be delivered or commenced by Agent. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OF THE FINANCING DOCUMENTS, ANY CLAIMS AGAINST A CREDIT PARTY BY A LENDER IN CONNECTION WITH THE LOAN MUST BE BROUGHT ON BEHALF OF SUCH LENDER BY AGENT.

Section 13.4       Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 13.5       Liability of Agent. Neither Agent nor any of its directors, officers, agents, servicers, trustees, investment managers or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents, servicers, trustees, investment managers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Event of Default; or (f) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

Section 13.6       Indemnification. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrowers) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

Section 13.7       Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 13.6.

Section 13.8       Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 13.9       Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to (a) release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Loan Commitment and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made); or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document or to which the Required Lenders have consented in writing (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents); and (b) release or subordinate any Lien granted to or held by Agent under any Security Document to a Permitted Lien that is allowed to have priority over the Liens granted to or held by Agent pursuant to the definition of “Permitted Liens” or to which the Required Lenders have consented in writing. Upon request by Agent at any time, Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 13.9.

Section 13.10     Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Agent (or consented to by Agent, as provided in Section 11.5), it being understood and agreed that such rights and remedies may be exercised only by Agent.

Section 13.11     Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

Section 13.12    Assignment by Agent; Resignation of Agent; Successor Agent.

(a)            Agent may at any time assign its rights, powers, privileges and duties hereunder to any Eligible Assignee that is (i) another Lender or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan in accordance with the terms of this Agreement, in each case without the consent of the Lenders or, if to an Eligible Assignee, Borrowers. Following any such assignment, Agent shall give notice to the Lenders and Borrowers. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)            Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent, which successor Agent shall be an Eligible Assignee. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be an Eligible Assignee and approved by Borrower; provided, however, that if Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph.

(c)            Upon (i) an assignment permitted by subsection (a) above or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 13.12 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

Section 13.13     Payment and Sharing of Payment.

(a)            Loan Payments. Payments of principal, interest and fees in respect of the Loan will be settled on the date of receipt if received by Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month.

(b)           Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii)            If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(c)            Defaulted Lenders. The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.

(d)           Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 2.8(d)) in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 13.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery, without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (d) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (d) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (d) to share in the benefits of any recovery on such secured claim.

Section 13.14    Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document (after giving effect to any cure periods provided for in this Agreement or such other Financing Document), Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense. Agent is further authorized by Borrowers and the Lenders to make expenditures from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Borrowers, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Each Borrower hereby agrees to reimburse Agent on demand for any and all reasonable costs, liabilities and obligations incurred by Agent pursuant to this Section 13.14. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 13.14, in accordance with the provisions of Section 13.6.

Section 13.15    Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loan, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

Section 13.16      Amendments and Waivers.

(a)            No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other Lender to the extent required under Section 13.16(b); provided, however, that (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) Agent shall be entitled, in its sole and absolute discretion, to waive any financial covenant of any Credit Party and (iii) Agent may, without the consent of any Lender or Credit Party, enter into amendments or modifications to this Agreement or any of the other Financing Documents in order to implement any replacement of the SOFR Interest Rate as contemplated in the definition thereof.

(b)            In addition to the required signatures under Section 13.16(a), the following provisions of this Agreement or any other Financing Document may only be amended, waived or otherwise modified if such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:

(i)            if any amendment, waiver or other modification would increase a Lender’s funding obligations in respect of any Loan, by such Lender; and/or

(ii)            if the rights or duties of Agent are affected thereby, by Agent;

provided, however, that, in each of (i) and (ii) above, no such amendment, waiver or other modification shall, unless signed, or otherwise approved in writing, by all the Lenders directly affected thereby, (i) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan; (ii) postpone the date fixed for, or waive, any payment (other than any mandatory prepayment pursuant to Section 2.1(b)(ii)) of principal of any Loan, or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges) or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) release all or substantially all of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (iv), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (v) amend, waive or otherwise modify this Section 13.16(b) or the definitions of the terms used in this Section 13.16(b) insofar as the definitions affect the substance of this Section 13.16(b); or (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (vi), pursuant to a merger or consolidation permitted pursuant to this Agreement. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (iii), (iv), (v) and (vi) of the preceding sentence.

Section 13.17      Assignments and Participations.

(a)            Assignments.

(i)            Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the outstanding Loan; provided, however, that, in connection with simultaneous assignments to two or more related Eligible Assignees, such Eligible Assignees shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the assigning Lender; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Eligible Assignees.

(ii)            From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 14.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning Lender) and such Lender shall pay all costs and expenses of Borrowers in connection therewith. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.

(iii)            Agent, acting solely for this purpose as an agent of Borrower, shall maintain at the office of its servicer located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loan owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrowers and Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrowers) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(iv)            Notwithstanding the foregoing provisions of this Section 13.17(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v)            Notwithstanding the foregoing provisions of this Section 13.17(a) or any other provision of this Agreement, Agent has the right, but not the obligation, to effectuate assignments of Loan via an electronic settlement system acceptable to Agent as designated in writing from time to time to the Lenders by Agent (the “Settlement Service”). At any time when the Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 13.17(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loan pursuant to the Settlement Service. If so elected by Agent, Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Agent notifies Lenders of the Settlement Service as set forth herein.

(b)            Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or Agent, sell to one or more Persons participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by each Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5.

(c)            Replacement of Lenders. Within thirty (30) days after: (i) receipt by Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower Representative and Agent may, at its option, notify such Affected Lender and, in the case of Borrowers’ election, the Agent, of such Person’s intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrowers or Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loan and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 13.17(a); provided, however, that Borrowers shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8(a) or Section 2.8(d), as applicable, of this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 13.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 13.17(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 13.17(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Agent, the Replacement Lender and, to the extent required pursuant to Section 13.17(a), Borrowers, shall be effective for purposes of this Section 13.17(c) and Section 13.17(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 14.1.

(d)            Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Agent and each Lender.

Section 13.18      Buy-Out Upon Refinancing. MCF shall have the right to purchase from the other Lenders all of their respective interests in the Loan at par in connection with any refinancing of the Loan upon one or more new economic terms, but which refinancing is structured as an amendment and restatement of the Loan rather than a payoff of the Loan.

Section 13.19      Lender’s Rights to Offset, Set-Off. Notwithstanding anything to the contrary contained in Section 11.5, each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit or other indebtedness of Borrowers whether or not located in any state with certain laws restricting lenders from pursuing multiple collection methods could result under such laws in significant impairment of the ability of all Lenders to recover further amounts in respect of the Loan.  THEREFORE, EACH LENDER AGREES THAT NO LENDER SHALL EXERCISE ANY SUCH RIGHT OF SET-OFF, BANKER’S LIEN, OR OTHERWISE, AGAINST ANY ASSETS OF ANY BORROWER (INCLUDING ALL GENERAL OR SPECIAL, TIME OR DEMAND, PROVISIONAL OR OTHER DEPOSITS AND OTHER INDEBTEDNESS OWING BY SUCH LENDER TO OR FOR THE CREDIT OR THE ACCOUNT OF ANY BORROWER) WITHOUT THE PRIOR WRITTEN CONSENT OF AGENT AND THE REQUIRED LENDERS.

Section 13.20      Definitions. As used in this Article 13, the following terms have the following meanings:

“Additional Titled Agents” has the meaning set forth in Section 13.15.

“Affected Lender” has the meaning set forth in Section 13.17(c).

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender and, in each case, has total assets of $500,000,000 or more (whether individually or in the aggregate with any controlling parent entity).

“Assignment Agreement” means an assignment agreement in form and substance acceptable to Agent.

“Defaulted Lender” means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person), which has total assets of $500,000,000 or more (whether individually or in the aggregate with any controlling parent entity), as approved by Agent, in each case, which satisfy the Eligibility Requirements; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any of a Borrower’s Affiliates.

“Eligibility Requirements” means any commercial bank, savings and loan association, savings bank, insurance company, mutual fund, real estate investment trust, lease financing company or commercial finance company (or any entity controlled by one of such entities), which extends credit or buys loans as one of its primary businesses.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

“Replacement Lender” has the meaning set forth in Section 13.17(c).

“Settlement Service” has the meaning set forth in Section 13.17(a)(v).

Article 14 – MISCELLANEOUS

Section 14.1      Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents until payment of the Obligations. The provisions of Sections 2.8 and 14.15 and Article 13 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement, and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

Section 14.2      No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 14.3      Notices.

(a)            All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, e-mail or similar writing) and shall be given to such party at its address or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Agent by the assignee Lender forthwith upon such assignment) or at such other address or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 14.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by electronic means, in accordance with the provisions of this Section and (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 14.3(a).

(b)            Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including facsimile, e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Agent that it is incapable of receiving notices by electronic communication. The Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

(c)            Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 14.4      Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 14.5      Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 14.6      Confidentiality. (a)  Each Credit Party agrees (i) not to transmit or disclose provisions of any Financing Document to any Person (other than to Borrowers’ advisors and officers on a need-to-know basis or as otherwise may be required by Law) without Agent’s prior written consent, and (ii) to inform all Persons of the confidential nature of the Financing Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions; and (b) Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by Borrowers and obtained by Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that, in each case, disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loan, the Agent or a Lender, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby; provided, however, that any such Persons are bound by obligations of confidentiality, (iii) as required by Law (including, for the avoidance of doubt, Parent filing Forms 8-K, 10-Q or 10-K with the SEC and making any press releases in connection therewith), subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person; (v) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents or at any time an Event of Default exists hereunder; and (vi) to a Person that is a trustee, investment advisor or investment manager, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean (A) the pledge of the Loan as collateral security for loans to a Lender or (B) a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loan. Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either: (y) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (z) is disclosed to such Person by a Person other than a Credit Party; provided, however, Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 14.6 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

Section 14.7      Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, none of Borrower, Agent or any Lender shall assert, and each hereby waives, any claim against any Indemnitee (as defined below) or against any Credit Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee or Credit Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 14.8      GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN THE COUNTY OF MONTGOMERY, STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. Each Borrower, Agent and each Lender agree that the Loan shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Maryland.

Section 14.9      WAIVER OF JURY TRIAL. EACH BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 14.10      Publication; Advertisement.

(a)            Publication. No Credit Party will directly or indirectly transmit or disclose any term or provision of any Financing Document to any Person, publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of MCF or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law (including, for the avoidance of doubt, Parent filing Forms 8-K, 10-Q or 10-K with the SEC and making any press releases in connection therewith), subpoena or judicial or similar order, in which case, except in connection with periodic filings with the SEC, the applicable Credit Party shall give Agent prior written notice of such publication or other disclosure, (ii) with MCF’s prior written consent, or (iii) to any Affiliate, direct or indirect investor or prospective investor of any Credit Party or their respective attorneys, accountants, consultants and advisors.

(b)            Advertisement. Each Lender and each Credit Party hereby authorizes MCF to publish the name of such Lender and Credit Party the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which MCF elects to submit for publication. In addition, each Lender and each Credit Party agrees that MCF may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, MCF shall provide Borrowers with an opportunity to review and confer with MCF regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, MCF may, from time to time, publish such information in any media form desired by MCF, until such time that Borrowers shall have requested MCF cease any such further publication.

Section 14.11      Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall bind the parties hereto. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 14.12      No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 14.13      Time. Time is of the essence in each Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.

Section 14.14      Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

Section 14.15      Expenses; Indemnity.

(a)            Borrowers agree to pay all reasonable legal, audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Agent (including the fees and expenses of Agent’s counsel, advisors and consultants) in connection with the negotiation, preparation, legal review, syndication and execution of each of the Financing Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-closing UCC and judgment lien searches. In addition, Borrowers shall pay all such fees and expenses associated with any amendments, modifications and terminations to the Financing Documents following closing. If Agent uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

(b)            Borrowers agree to pay all out-of-pocket charges and expenses incurred by Agent (including the fees and expenses of Agent’s counsel, advisers and consultants) in connection with the administration of this Agreement and the other Financing Documents and the credit facilities provided hereunder and thereunder, the administration, enforcement, protection or preservation of any right or claim of Agent, the termination of this Agreement, the termination of any Liens of Agent on the Collateral, or the collection of any amounts due under the Financing Documents, including any such charges and expenses incurred in connection with any “work-out” or with any proceeding under the Bankruptcy Code with respect to any Credit Party. If Agent uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Agent and Lenders and the collection of any amounts due under the Financing Documents or in connection with any other purpose mentioned in the foregoing sentence), Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent for the work performed.

(c)            Borrowers hereby indemnify and agree to defend (with counsel acceptable to Agent) and hold harmless Agent, its partners, officers, agents, servicers, trustees, investment managers and employees (collectively in the singular, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee or in which an Indemnitee may ever be or become involved (whether as a party, witness or otherwise) (i) arising from any Credit Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under the Financing Documents, (ii) arising from the breach of any of the representations or warranties contained in any Financing Document, (iii) arising by reason of this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby, or (iv) relating to claims of any Person with respect to the Collateral; provided, however, Borrower shall not be liable under this Section 14.14(c) to the extent such loss is solely related to Indemnitee’s gross negligence or willful misconduct.

(d)            Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 14.15 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

Section 14.16      CONFESSION OF JUDGMENT. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, EACH BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF SUCH BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST SUCH BORROWER IN FAVOR OF AGENT (FOR THE BENEFIT OF ALL LENDERS) IN THE FULL AMOUNT DUE ON THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS REASONABLE OUT-OF-POCKET ATTORNEYS’ FEES EQUAL TO BUT NOT IN EXCESS OF FIFTEEN PERCENT (15%) OF THE AMOUNT DUE (EXCEPT THAT AGENT SHALL NOT SEEK TO COLLECT AN AMOUNT IN EXCESS OF ITS ACTUAL ATTORNEYS’ FEES), PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF SUCH BORROWER FOR PRIOR HEARING. EACH BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF MONTGOMERY COUNTY OF THE STATE OF MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST A BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS AGENT SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

Section 14.17      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers and Agent and each Lender and their respective successors and permitted assigns.

Section 14.18      USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrowers, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrowers in accordance with the USA PATRIOT Act.

Section 14.19      Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 14.20      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 14.21      Erroneous Payments.

(a)            Each Lender, each LC Issuer, and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or LC Issuer (or the Lender which is an Affiliate of a Lender or LC Issuer) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender or LC Issuer (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 14.21(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)            Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.

(c)            In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13.17 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)            Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 14.21 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)            Each party’s obligations under this Section 14.21 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

The provisions of this Section 14.21 to the contrary notwithstanding, (i) nothing in this Section 14.21 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return Deficiency, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

Section 14.22      No Impairment. Each Borrower further agrees that its obligations hereunder shall not be impaired in any manner whatsoever by any bankruptcy, extensions, moratoria or other relief granted to any other Borrowers pursuant to any statute presently in force or hereafter enacted.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

(Signature Page to Credit and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an agreement executed under seal, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

BORROWERS:

FSQ THE PALMS AT FORT MYERS LLC, a Maryland limited liability company,

FSQ VILLA AT RIVERWOOD LLC, a Maryland limited liability company,

FIVE STAR QUALITY CARE-NJ, LLC, a Maryland limited liability company,

FIVE STAR QUALITY CARE – OBX OWNER, LLC, a Maryland limited liability company,

FIVE STAR QUALITY CARE – OBX OPERATOR, LLC, a Maryland limited liability company,

FIVE STAR COVINGTON LLC, a Delaware limited liability company,

MORNINGSIDE OF CONCORD, LLC, a Delaware limited liability company,

MORNINGSIDE OF GREENSBORO, LLC, a Delaware limited liability company,

MORNINGSIDE OF SPRINGFIELD, LLC, a Delaware limited liability company,

By:	/s/ Jeffrey C. Leer	(SEAL)

Name:	Jeffrey C. Leer
Title:	Executive Vice President, Chief Financial Officer and Treasurer of each of the above entities

MORNINGSIDE OF ALABAMA, L.P., a Delaware limited partnership, MORNINGSIDE OF DECATUR, L.P., a Delaware limited partnership

By:	LifeTrust America, Inc., its general partner of each of the above entities

By:	/s/ Jeffrey C. Leer	(SEAL)

Name:	Jeffrey C. Leer
Title:	Executive Vice President, Chief Financial Officer and Treasurer

(Signature Page to Credit and Security Agreement)

Address for Borrowers: c/o Five Star Senior Living 400 Centre Street Newton, MA 02458-2076 Attention: Katherine E. Potter, President and Chief Executive Officer E-Mail: kpotter@5ssl.com

With a copy to: c/o Five Star Senior Living 400 Centre Street Newton, MA 02458-2076 Attention: Lisa Cooney E-Mail: lcooney@5ssl.com

(Signature Page to Credit and Security Agreement)

AGENT:

MIDCAP FUNDING VIII TRUST, as Agent

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management, GP, LLC, its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Print Name: Maurice Amsellem
Title: Authorized Signatory

Address:

c/o MidCap Financial Services, LLC, as servicer 7255 Woodmont Avenue, Suite 300 Bethesda, MD 20814 Attention: Account Manager for Five Star Facsimile: 301-941-1450

Payment Account Designation:

[***]
[***]
ABA #: [***]
Account Name: [***]
Account #: [***]
Reference: [***]
Attention: [***]

[SIGNATURES CONTINUE ON FOLLOWING PAGE(S)]

(Signature Page to Credit and Security Agreement)

LENDER:

MIDCAP FUNDING H TRUST

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management, GP, LLC, its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Print Name: Maurice Amsellem
Title: Authorized Signatory

Address:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 300
Bethesda, MD 20814
Attention: Account Manager for Five Star
Facsimile: 301-941-1450

(Signature Page to Credit and Security Agreement)

LENDER:

MIDCAP FUNDING XXXIV TRUST

By: Apollo Capital Management, L.P., its investment manager

By: Apollo Capital Management, GP, LLC, its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Print Name: Maurice Amsellem
Title: Authorized Signatory

Address:

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 300
Bethesda, MD 20814
Attention: Account Manager for Five Star
Facsimile: 301-941-1450